==============================================================================


             SL GREEN OPERATING PARTNERSHIP, L.P., NEW GREEN 1140
                      REALTY LLC and SLG 17 BATTERY LLC
                                        (collectively, Borrower)


                                      to


                        LEHMAN BROTHERS HOLDINGS INC.
                       D/B/A LEHMAN CAPITAL, A DIVISION
      OF LEHMAN BROTHERS HOLDINGS INC., Individually as a Co-Lender and
                          as Agent For One or More
               Co-Lenders and as Syndication Agent as mortgagee
                                        (Lender)


                     ___________________________________

                            AGREEMENT OF SPREADER,
                              CONSOLIDATION AND
                           MODIFICATION OF MORTGAGE
                     ___________________________________



                    Dated:    As of March 20, 1998


                    PREPARED BY AND UPON
                    RECORDATION RETURN TO:

                    Thacher Proffitt & Wood
                    Two World Trade Center
                    New York, New York 10048

                    Attention:     Mitchell G. Williams, Esq.
                    File No.: 16248-00337

=============================================================================

          THIS AGREEMENT OF SPREADER, CONSOLIDATION, AND MODIFICATION OF MORTGAGE (the "Security Instrument") is made as of March 20, 1998 among SL GREEN OPERATING PARTNERSHIP, L.P. (the "Partnership"), NEW GREEN 1140 REALTY LLC (the "Green LLC") and SLG 17 BATTERY LLC (the "17 LLC"; the Partnership, the Green LLC and the 17 LLC are hereinafter referred to as, individually and collectively, as the context requires as, the "Borrower") each having an address at 70 West 36/th/ Street, New York, New York 10018, and LEHMAN BROTHERS HOLDINGS INC. D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Lehman"), having an address at Three World Financial Center, 200 Vesey Street, New York, New York 10285 as mortgagee (the term "Lender" hereinafter referring to Lehman individually as a Co- Lender (as defined in the Loan Agreement (herein defined)) and as Agent (as defined in the Loan Agreement) for one or more Co-Lenders and as Syndication Agent (as defined in the Loan Agreement).

                                  RECITALS:

          Borrower is the fee owner of the Land (as defined in Section 1.1(a)) and the leasehold owner of the Leased Land (as defined in Section 1.1(b)) and Lender is the owner and holder of certain mortgages covering the fee estate in the Land and the leasehold estate of Borrower in the Leased Land, which mortgages are more particularly described in Exhibit C attached
                                                         ---------
hereto (hereinafter collectively referred to as the "Existing Mortgages"), and of the notes, bonds or other obligations secured thereby (hereinafter collectively referred to as the "Existing Notes").

          There is now owing on the Existing Notes and the Existing Mortgages the unpaid principal sum of $149,513,915.20 together with interest thereon (the "Existing Indebtedness").

          Borrower by its Consolidated Amended and Restated Promissory Note of even date herewith given to Lender is indebted to Lender in the aggregate principal sum of $275,000,000.00 (the Consolidated Amended and Restated Promissory Note together with all modifications, substitutions and amendments thereof shall collectively be referred to as the "Note"). The Note evidences a new indebtedness of $125,486,084.80 together with the renewal, confirmation, extension, modification, amendment and restatement of an existing indebtedness of $149,513,915.20 evidenced by the Existing Notes secured by the Existing Mortgages, with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

          Borrower and Lender have agreed in the manner hereinafter set forth to (i) spread the Existing Mortgages and the respective liens thereof over those portions of the Property (as defined in Section 1.1) not already covered thereby, (ii) consolidate and coordinate the respective liens of the Existing Mortgages and (iii) modify the terms and provisions of the Existing Mortgages.

          Borrower desires to secure the timely payment of the Debt (as defined in Article

2) and the performance of all of its obligations under the Note, the Loan Agreement and the Other Obligations (as defined in Article 2).
          NOW, THEREFORE, in pursuance of said agreement and in consideration of One Dollar ($1) and other valuable consideration, the parties hereto agree as follows:

          A.   SPREADING OF MORTGAGE.   The   Existing   Mortgages   and  the
               ---------------------
respective liens thereof are hereby spread to cover those portions of the Property not already covered thereby.

          B.   CONSOLIDATION OF MORTGAGES.   The   liens   of   the  Existing
               --------------------------
Mortgages as so spread, are hereby consolidated and coordinated so that together they shall hereafter constitute in law but one mortgage, a single lien, covering the Property and securing the principal sum of $149,513,915.30, together with interest thereon as hereinafter provided (the Existing Mortgages, as so spread, consolidated and coordinated and as modified, amended, restated, ratified and confirmed pursuant to the provisions of this Agreement being hereinafter collectively referred to as the "Security Instrument").

          C.   INTENTIONALLY DELETED.
               -----------------

          D.   THIS AGREEMENT.
               -----------

               (1) Borrower shall promptly cause this Agreement to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice and fully to protect the lien of the Security Instrument upon, and the interest of Lender in, the Property. Borrower will pay all filing, registration and recording fees, and all reasonable expenses incident to the preparation, execution and acknowledgment of this Agreement, and all Federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the filing, registration, recording, execution and delivery of this Agreement and Borrower shall hold harmless and indemnify Lender against any liability incurred by reason of the imposition of any tax on the issuance, making, filing, registration or recording of this Agreement.

               (2) Borrower represents, warrants and covenants that there are no offsets, counterclaims or defenses against the Debt, this Agreement, the Security Instrument, the Loan Agreement or the Note, that Borrower has full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on Borrower's part to be observed or performed, and that the Loan Agreement, the Note, the Security Instrument and this Agreement constitute valid and binding obligations of Borrower.

               (3) This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

               (4) This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns.

               (5) This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. The Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

               (6) If any term, covenant or condition of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

               (7) This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

               (8) Except as otherwise provided to the contrary in the following numbered Sections, all defined terms in the following numbered Sections shall have the meaning given to such terms in the above body of this Agreement and all references to the "Note" and the "Security Instrument" shall refer to the Existing Mortgages as spread, coordinated, combined, consolidated, modified, amended and restated pursuant to the provisions of this Agreement.

          J.   MODIFICATION OF MORTGAGE.  The terms, covenants and provisions
               ------------------------
of the Existing Mortgages are hereby modified, amended and restated so that henceforth the terms, covenants and provisions of this Agreement and the Loan Agreement shall supersede the terms, covenants and provisions of the Existing Mortgages and the terms, covenants and provisions of the Existing Mortgages shall read the same as the following Articles and Sections of this Agreement. The Security Instrument as herein modified, amended, spread and restated, is hereby ratified and confirmed in all respects by Borrower.

                        ARTICLE 1 - GRANTS OF SECURITY

          Section 1.1. PROPERTY MORTGAGED.  Borrower does hereby irrevocably
                        --------------
mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender, and grant a security interest to Lender in and to the following property, rights, interests and estates to the extent now owned or hereafter acquired by Borrower (hereinafter referred to, individually and collectively, as the context requires as, the "Property"):

     (a)   Land.  The real property described in Exhibit A attached hereto and
           ----                                  ---------
made a part hereof (the "Land");

     (b)  Ground Lease. That certain ground lease (the "Ground Lease") dated
          ------------
October 1, 1951, by and between Phoenix Mutual Life Insurance Company ("Owner"), and 67 West 44/th/ Street Inc., which by those certain assignments described in Exhibit B attached hereto and by that certain Assignment and
             ---------
Assumption of Ground Lease, dated August 20, 1997, by and between 1140 Sixth Avenue Associates, L.P. and the Green LLC, been assigned to the Green LLC, as tenant and the leasehold estate created thereby in the real property described therein and in Exhibit B attached hereto which is made a part
                         ---------
hereto (the "Leased Land"), including all assignments, modifications, extensions and renewals of the Ground Lease and all credits, deposits, options, privileges and rights of the Green LLC as tenant under the Ground Lease, including but not limited to, the right, if any, to renew or extend the Ground Lease for a succeeding term or terms and also including all the right, title, claim or demand whatsoever of Lender either in law or in equity, in possession or expectancy, of, in and to the Green LLC's right, as tenant under the Ground Lease, to elect under Section 365(h)(1) of the Bankruptcy Code, Title 11 U.S.C.A. Section101 et seq. (the "Bankruptcy Code") to terminate or treat the Ground Lease as terminated in the event (i) of the bankruptcy reorganization or insolvency of the Owner, and (ii) the rejection of the Ground Lease by the Owner, as debtor in possession, or by a Trustee for the Owner, pursuant to Section 365 of the Bankruptcy Code;

     (c)   Additional Land.  All additional lands, estates and development
           ---------------
rights hereafter acquired by Borrower for use in connection with the Land and/or the Leased Land and the development of the Land and/or the Leased Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

     (d)   Improvements.  The buildings, structures, fixtures, additions,
           ------------
enlargements,   extensions,   modifications,    repairs,   replacements   and
improvements now or hereafter erected or located on the Land and/or the Leased Land (the "Improvements");

     (e)   Easements.  All easements, rights-of-way or use, rights, strips and
           ---------
gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all
estates,  rights,  titles,   interests,  privileges,  liberties,  servitudes,
tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land, the Leased Land and/or the Improvements including, but not limited to, those arising under and by virtue of the Ground Lease, and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land and/or the Leased Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land, the Leased Land and/or the Improvements, including, but not limited to, those arising under and by virtue of the Ground Lease, and every part and parcel thereof, with the appurtenances thereto;

     (f)   Fixtures and Personal Property.  All machinery, equipment, fixtures
           ------------------------------
(including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land, the Leased
Land  and/or  the  Improvements,  or  appurtenant  thereto,   and  usable  in
connection with the present or future operation and occupancy of the Land, the Leased Land and/or the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land, the Leased Land and/or the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land,
the   Leased  Land  and/or  the  Improvements  (collectively,  the  "Personal
Property"), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

     (g)   Leases and Rents.  All leases and other agreements affecting the
           ----------------
use, enjoyment or occupancy of the Land, the Leased Land, and the Improvements heretofore or hereafter entered into, whether entered into before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. Section 101, et seq. as the same may be amended from time to time (the "Bankruptcy Code") (the "Leases") and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities, if any, and other cash equivalents, if any, and any Lease Guaranties (hereinafter defined) deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, income, additional rents, revenues, issues, profits (including all oil and gas or other mineral royalties and bonuses), pass throughs, tenant-required contributions for taxes, costs for major improvements, leasing commissions, capital expenditures and other cash items from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code and all proceeds from the sale, termination or other disposition of the Leases or from any award, judgment or payment which may heretofore or hereafter be made with respect to any action or proceeding brought with respect to the Leases whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the "Rents") and the right to receive and apply the Rents to the payment of the Debt; and all deposits made by Borrower pursuant to this Security Instrument or other agreement with Lender regarding the Property and any accounts in which such deposits are held;

     (h)   Condemnation Awards.  All awards or payments, including interest
           -------------------
thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

     (i)   Insurance Proceeds.  All proceeds of and any unearned premiums on
           ------------------
any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

     (j)   Tax Certiorari.  All refunds, rebates or credits in connection with
           --------------
a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

     (k)   Conversion.  All proceeds of the conversion, voluntary or
           ----------
involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

     (l)   Rights.  The right, in the name and on behalf of Borrower, to
           ------
appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

     (m)   Agreements.  All agreements, contracts, certificates, instruments,
           ----------
franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and/or the Leased Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and/or the Leased Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;

     (n)   Trademarks.  All tradenames, trademarks, servicemarks, logos,
           ----------
copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

     (o)   Other Rights.  Any and all other rights of Borrower in and to the
           ------------
items set forth in Subsections (a) through (n) above and all proceeds and products of any of the foregoing and all rights and privileges pertaining thereto.

          Section 1.2. ASSIGNMENT OF RENTS.  Borrower hereby absolutely and
                       -------------------
unconditionally assigns to Lender Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2, Section 3.7, and Section 4.4, Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

          Section 1.3. SECURITY AGREEMENT.  This Security Instrument is  both a
                  -----------------------
real property  mortgage and  a  "security  agreement" within the meaning of the
Uniform  Commercial Code.    The  Property includes  both  real and  personal
property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (defined in Section 2.3), a security interest in the Personal Property to the full extent that the Personal Property may be subject to the Uniform Commercial Code.

         Section 1.4. PLEDGE OF MONIES HELD. Borrower hereby pledges to Lender
                       ---------------------
any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (as defined in Section 3.5), Net Proceeds (as defined in Section 4.3), the Lock-Box Account (as defined in Section 4.4), if any, and condemnation awards or payments described in Section 3.6, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

                             CONDITIONS TO GRANT

          TO HAVE AND TO HOLD the above granted and described Property, with all privileges and appurtenances thereunto belonging unto and to the use and benefit of Lender and the heirs, successors and assigns of Lender, forever; provided, however, with respect to the Ground Lease and the Leased Land, such period shall be for and during the rest, residue and remainder of the term of years yet to come and unexpired in the Ground Lease (as the same may be renewed or extended); subject nevertheless to the rents, covenants, conditions and provisions of the Ground Lease;

          PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.

                   ARTICLE 2. - DEBT AND OBLIGATIONS SECURED

          Section 2.1. DEBT.  This Security Instrument and the grants,
                       ----
assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (the "Debt"):

     (a) the payment of the indebtedness evidenced by the Note in lawful money of the United States of America;

     (b) the payment of interest, default interest, late charges and other sums, as provided in the Note, the Loan Agreement, this Security Instrument or Other Security Documents (defined below);

     (c)   Funding Costs (as defined in the Loan Agreement);

     (d) the payment of all other moneys agreed or provided to be paid by Borrower in the Note, the Loan Agreement, this Security Instrument or the Other Security Documents including, but not limited to, all Fees (as defined in the Loan Agreement) and Transaction Costs (as defined in the Loan Agreement);

     (e) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

     (f) the payment of all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender.

     Notwithstanding the provisions this Section 2.1 to the contrary, Borrower agrees that all payments made to reduce the amount of the Debt shall be deemed applied first to that portion of the Debt that is in excess of the Existing Indebtedness secured by this Security Instrument.

          Section 2.2. OTHER  OBLIGATIONS.  This Security Instrument and the
                       ------------------
grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the "Other Obligations"):

     (a) the performance of all other obligations of Borrower contained herein;

     (b) the performance of each obligation of Borrower contained in any other agreement given by Borrower to Lender which is for the purpose of
further   securing  the  obligations  secured  hereby,  and  any  amendments, modifications and changes thereto; and

     (c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement, this Security Instrument or Other Security Documents.

          Section 2.3. DEBT AND  OTHER OBLIGATIONS.  Borrower's  obligations for
                       ---------------------------
the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the "Obligations."

          Section 2.4. PAYMENTS.    Unless  payments are  made  in the required
                       --------
amounts in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the
practice of  the  collecting bank  or banks.   Acceptance  by  Lender of  any
payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default (defined herein).

                        ARTICLE 3.  - BORROWER COVENANTS

          Borrower covenants and agrees that:

          Section 3.1. PAYMENT OF DEBT.  Borrower will  pay the Debt at the time
                       ---------------
and in the manner provided in the Note and in this Security Instrument.

          Section 3.2. INCORPORATION   BY   REFERENCE.     All   the  covenants,
                       ------------------------------
conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the documents other than the Note, the Loan Agreement or this Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note, including without limitation each Loan Document (as defined in the Loan Agreement) (the "Other Security Documents"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

          Section 3.3. INSURANCE. Borrower shall obtain and maintain, or cause
                       ---------
to be maintained, insurance for Borrower and the Property as provided in the Loan Agreement.

          Section 3.4. PAYMENT OF TAXES,  ETC. (a) Borrower  shall promptly pay
                       -----------------------
all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land and/or the
Leased Land,   now or  hereafter levied  or assessed or  imposed against  the
Property or any part thereof (the "Taxes"), all ground rents payable under the Ground Lease (the "Ground Rents"), maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services (other than those specifically billed to, and payable by, tenants)
provided to  the Property  as same  become due  and payable.   Borrower  will
deliver to Lender, promptly upon Lender's request, evidence reasonably satisfactory to Lender that the Taxes, Other Charges and utility service
charges  have been so  paid or are  not then delinquent.   Borrower shall not
suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower, upon Lender's request, shall furnish to Lender paid receipts (or, if paid receipts are not available, other evidence reasonably satisfactory to Lender) for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

          (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no event, act or condition which, with the giving of notice or lapse of time, or both, would constitute an Event of Default (a "Default") or Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the Other Security Documents, (ii) Borrower is not prohibited from doing so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, (vi) Borrower shall have deposited with Lender adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, and (vii) Borrower shall have furnished the security as may be required in the proceeding, together with all interest and penalties thereon.

          Section 3.5. ESCROW  FUND.   Subject to the last  sentence of this
                       -------------
Section 3.5, Borrower shall pay to Lender on the first day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or reasonably estimated by Lender to be payable, during the next ensuing twelve (12) months and (b) one-twelfth of an amount which would be sufficient to pay the payment of the premiums due under the Policies (as defined in the Loan Agreement) (the "Insurance Premiums") due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts in
(a) and (b) above shall be called the "Escrow Fund"). Borrower agrees to notify Lender promptly of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes Lender or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate taxing authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3.3 and 3.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Borrower shall pay to Lender, promptly after demand, an amount which Lender shall reasonably estimate as sufficient to make up the deficiency. The Escrow Fund shall be held in a non-interest bearing account, shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Escrow Fund shall be payable to Borrower. The obligations contained in this Section 3.5 shall be applicable only upon, and from and after, notification thereof by Lender, which notification may take place (i) at any time a Default or Event of Default has occurred and is continuing or (ii) if Borrower is delinquent, beyond any applicable notice and grace periods, in the payment of any Taxes or Insurance Premiums two or more times during the term of the Loan.

      Section 3.6. CONDEMNATION.  Borrower shall promptly give Lender notice
                   ------------
of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration (as defined in the Loan Agreement) of the Property and otherwise comply with the provisions of Section 4.3 of this Security Instrument. In the event Lender is not required to disburse Net Proceeds (as defined herein) to Borrower in accordance with Section 4.3 of this Security Instrument, Lender may apply any award or payment to the reduction or discharge of the Debt whether or not then due and payable. The amount of any award or payment so applied in excess of the Debt shall be returned to Borrower. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

        Section 3.7. LEASES AND RENTS. (a)  Except as  otherwise consented to
                     -------------
by Lender, or as may be provided in Subsection 3.7(b) below, all Leases shall be written on the standard form of lease which shall have been approved by Lender. Upon request, Borrower shall furnish Lender with executed originals of all Leases or copies thereof. No material changes may be made to the Lender-approved standard lease without the prior written consent of Lender, which consent shall be deemed granted if not otherwise denied within ten (10) Business Days after Lender's receipt of any written request for approval; provided, however that if such request includes a copy of the lease marked to indicate the variations from the standard form approved by Lender, the period within which Lender must respond shall be reduced to seven (7) Business Days. In addition, all renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and terms and shall be arms-length transactions with bona fide, independent third party tenants. All proposed Leases and renewals of existing Leases shall be subject to the prior approval of Lender and its counsel, at Borrower's expense, which consent shall be deemed granted if not otherwise denied within ten (10) Business Days after Lender's receipt of written request for approval; provided, however that if such request includes a copy of the proposed or renewal lease marked to indicate the variations from the standard form approved by Lender, the period within which Lender must respond shall be reduced to seven (7) Business Days. All Leases shall provide that they are subordinate to this Security Instrument and that the lessee agrees to attorn to Lender. Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases (except that with respect to the Ground Lease, it shall observe and perform all of the obligations imposed upon lessee) and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed, short of termination thereof; (iv) shall not collect any of the Rents more than one (1) month in advance; (v) shall not execute any other assignment of the lessor's interest in the Leases or the Rents; (vi) shall not alter, modify or change the terms of the Leases without the prior written consent of Lender, or cancel or terminate the Leases or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Land or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (vii) shall not alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to the Leases (the "Lease Guaranty") or cancel or terminate such Lease Guaranty without the prior written consent of Lender; and (viii) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Lender. Borrower agrees that it will give prompt notice to Lender at any time that (A) Leases comprising more than five percent (5%) of the leasable space in the Property, whether individually or in the aggregate, are terminated or have expired and have not been renewed by the related tenant thereunder or (B) tenants under Leases comprising more than five percent (5%) of the leasable space in the Property, whether individually or in the aggregate, have vacated their leased space, ceased operating their business in such space or have subleased such space, commenced any action or proceeding relating to bankruptcy, made an assignment for the benefit of creditors or availed themselves or have been subjected to any similar action or proceeding. Upon written request made by Borrower, Lender shall enter into its standard form of subordination, non-disturbance and attornment agreement with any tenant or proposed tenant occupying or to occupy at least 5,000 square feet of leasable space in the Property, provided that all other conditions which may apply to any such tenant or its respective Lease under this Article 3.7 have been satisfied.

          (b) Notwithstanding the provisions of Subsection 3.7(a) above, renewals or amendments of existing Leases and proposed Leases for commercial space shall not be subject to the prior approval of Lender provided all of the following conditions are satisfied: (i) the rental income pursuant to the renewal, or amended or proposed Lease is not more than ten percent (10%) of the total rental income for the Property, (ii) the renewal, amended or proposed Lease covers less than ten percent (10%) of the Property, in the aggregate ((i) and (ii), "Minor Leases"), (iii) the renewal, amended or proposed Lease shall provide for rental rates and terms comparable to existing local market rates and terms, (iv) the renewal or proposed Lease shall be an arms-length transaction with a bona fide, independent third party tenant and (v) the renewal, amended or proposed Lease shall satisfy other criteria as shall be reasonably required by Lender and of which Borrower has been notified by Lender at least thirty (30) days prior to the date on which
the relevant document is executed.   Borrower shall deliver to Lender  copies
of all Leases which are entered into pursuant to the preceding sentence together with Borrower's certification that it has satisfied all of the conditions of the preceding sentence within thirty (30) days after the execution of the Lease.

          (c) To the extent permitted by law, Borrower shall promptly deposit with Lender any and all monies representing security deposits under the Leases, whether or not Borrower actually received such monies (the "Security Deposits"). Lender shall hold the Security Deposits in accordance with the terms of the respective Lease, and shall only release the Security Deposits in order to return a tenant's Security Deposit to such tenant if such tenant is entitled to the return of the Security Deposit under the terms of the Lease and is not otherwise in default under the Lease. To the extent required by Applicable Laws (defined below), Lender shall hold the Security Deposits in an interest bearing account selected by Lender in its sole discretion. The provisions of this Section 3.7(c) shall be applicable only upon notification by Lender, which notification may take place at any time a Default or Event of Default has occurred and is continuing. If such Security Deposits are held by Borrower, Borrower shall deposit the Security Deposits into a segregated account with a federally insured institution as approved by Lender.

        Section 3.8. MAINTENANCE  OF  PROPERTY. Borrower  shall  cause  the
                     -------------------------
Property to be maintained in  a good and safe condition and repair.
The Improvements
and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender, which consent shall not be unreasonably withheld, except that Lender's approval shall not be required for non-structural alterations made by Borrower or tenant improvements made pursuant to the terms of any Lease that has otherwise been approved by Lender or for which Lender's approval is not required, or, in the case of Personal Property, if it is to be replaced. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land and/or the Leased Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any material portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Lender, which consent shall not be unreasonably withheld.

        Section 3.9. WASTE.  Borrower shall not commit or suffer any waste of
                     -----
the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

       Section 3.10. COMPLIANCE WITH LAWS.  (a) Borrower shall promptly comply
                     --------------------
with (or cause compliance with) all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting or which may be interpreted to affect the Property, or the use thereof including, but not limited to, the Americans with Disabilities Act ("ADA") (collectively, the "Applicable Laws"), except for Applicable
Laws, (a) which Borrower is contesting in good faith and in compliance with and pursuant to appropriate proceedings diligently prosecuted (provided that such contest does not and cannot (i) expose Lender or Borrower to any criminal liability or penalty, (ii) give rise to a lien against the Property, or (iii) otherwise materially adversely affect the Property or the value thereof, or (b) the failure to observe which, taken individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect (as defined in the Loan Agreement).

          (b) Borrower shall from time to time, upon Lender's request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

          (c) Notwithstanding any provisions set forth herein or in any document regarding Lender's approval of alterations of the Property, Borrower shall not alter the Property in any manner which would materially increase Borrower's responsibilities for compliance with Applicable Laws without the prior written approval of Lender, which approval shall not be unreasonably withheld. Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.

          (d) Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

          (e) Borrower will take appropriate measures to prevent and will not engage in or knowingly permit any illegal activities at the Property.

          Section 3.11. INTENTIONALLY OMITTED.
                        ---------------------

          Section 3.12. PAYMENT FOR LABOR AND MATERIALS.  Borrower will
                        -------------------------------
promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred by or on behalf of Borrower in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, subject to Borrower's right to contest the same as set forth in this Security Instrument, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined below).

          Section 3.13. INTENTIONALLY OMITTED.
                        ---------------------

        Section 3.14. PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe
                      -------------------------------
and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing an obligation secured hereby and any amendments, modifications or changes thereto.

       Section 3.15.  BUSINESS WITH AFFILIATES.  Borrower shall not engage in
                      ------------------------
business transactions with any Affiliate (as defined in the Loan Agreement) of Borrower or of any general partner or Borrower unless the terms and conditions thereof will be intrinsically fair, at not more than market rates and substantially similar or more favorable to those that would be available on an arms-length basis with persons or entities that are not affiliated with each other.

        Section 3.16. CURRENT BUSINESS.  Borrower shall continue to  carry on
                      ----------------
and shall not change its current business subject to the terms and conditions contained in the Loan Agreement.

        Section 3.17. CHANGE OF NAME, IDENTITY OR STRUCTURE. Borrower will not
                      -------------------------------------
change Borrower's name, identity (including its trade name or names) chief executive office, principal place of business or, if not an individual, Borrower's corporate, partnership or other structure without notifying  the Lender  of such change in writing at least ten
(10) days prior  to the effective date of such  change and,
in  the case of  a change in  Borrower's structure, without
first obtaining the prior written consent of the Lender; provided, however, that the Green LLC and/or the 17 Battery LLC may be merged or similarly collapsed into the Partnership, or the Ground Lease may be assigned by the
Green LLC to the Partnership, without the prior consent of Lender.   Borrower
will execute and deliver to the Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by the Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of the Lender, Borrower shall execute a certificate in form satisfactory to the Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

         Section 3.18. EXISTENCE.  Borrower will continuously maintain its
                       ---------
existence, good standing and its rights to do business in its state of organization, the state where the Property is located and all other jurisdictions in which it is required, together with its franchises and trade names.

                         ARTICLE 4 - SPECIAL COVENANTS

       Borrower covenants and agrees that:

       Section 4.1. PROPERTY USE.  The Property shall be used only for office
                    ------------
and retail space and related uses, and for no other use without the prior written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion.

       Section 4.2. INTENTIONALLY OMITTED.
                    ---------------------

       Section 4.3. RESTORATION. Subject to the provisions of the Ground Lease
                    -----------
and the 17 Battery Place Tenancy Agreement (as defined in the Loan Agreement) as applicable, the following provisions shall apply in connection with the Restoration of the Property:

             (a) If the Net Proceeds shall be less than $250,000 and the costs of completing the Restoration shall be less than $250,000, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Subsection 4.3(b)(i) are met and Borrower delivers to Lender (i) a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Security Instrument and (ii) a monthly accounting of all payments, costs and expenditures made by Borrower in connection with the Restoration.

              (b) If the Net Proceeds are equal to or greater than $250,000 or the costs of completing the Restoration is equal to or greater than $250,000 Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Subsection 4.3(b). The term "Net Proceeds" for purposes of this Section 4.3 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Subsection 5.03(b)(i),
(iv), (vi) and (vii) of the Loan Agreement as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.6 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("Condemnation Proceeds"), whichever the case may be.

    (i) The Net Proceeds shall be made available to Borrower for the Restoration provided that each of the following conditions are met:

     (A) no Default or Event of Default shall have occurred and be continuing under the Loan Agreement, the Note, this Security Instrument or any of the Other Security Documents;

     (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation
Proceeds, less than ten percent (10%) of the land constituting the Property is taken;

     (C) Leases demising in the aggregate a percentage amount equal to or greater than the Rentable Space Percentage (hereinafter defined) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall remain in full force and effect (subject to any rent abatement or rights of termination resulting from such casualty pursuant to the terms of the Leases) during and
after  the  completion  of  the   Restoration.    The  term  "Rentable  Space
Percentage" shall mean (1) in the event the Net Proceeds are Insurance Proceeds, a percentage amount equal to fifty percent (50%), and (2) in the event the Net Proceeds are Condemnation Proceeds, a percentage amount equal to seventy-five percent (75%);

     (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after such damage or destruction or taking) and shall diligently pursue the same to satisfactory completion (Restoration shall be deemed commenced upon the filing of a building permit);

     (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note at the Contract Rate (as defined in the Loan Agreement) which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of
(1) the Net Proceeds, (2) the insurance coverage referred to in Subsection 3.3(a)(iii), if applicable, or (3) by other funds of Borrower;

     (F)   Intentionally deleted.

     (G) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) twelve (12) months prior to the Maturity Date (as defined in the Loan Agreement), (2) twelve (12) months after the occurrence of such fire or other casualty or taking, whichever the case may be, (3) the earliest date required for such completion under the terms of any Leases which are required in accordance with the provisions of Subsection 4.3(b)(1)(C) to remain in effect subsequent to the occurrence of such fire or other casualty or taking, whichever the case may be, or (4) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable;

     (H) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations;

     (I) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable Environmental Laws, as defined in the Loan Agreement);

     (J) such fire or other casualty or taking, as applicable, does not result in the permanent loss of access to the Property or the Improvements.

    (ii) The Net Proceeds shall be held by Lender in a non-interest bearing account and, until disbursed in accordance with the provisions of this Subsection 4.3(b), shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the reasonable satisfaction of Lender and discharged of record or in the alternative fully insured to the reasonable satisfaction of Lender by the title company insuring the lien of this Security Instrument.

    (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the
"Restoration  Consultant"),  which   review  and  acceptance  shall   not  be
unreasonably  withheld.  Lender   shall  have  the  use  of   the  plans  and
specifications  and all permits, licenses  and approvals required or obtained
in  connection  with the  Restoration.    The  identity of  the  contractors,
subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Restoration Consultant , which review and
acceptance  shall not  be  unreasonably  withheld.   All  costs and  expenses
incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Restoration Consultant's fees, shall be paid by Borrower.

    (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Retainage. The term "Retainage" as
                            -----
used in this Subsection 4.3(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, until the Restoration has been completed. The Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.3(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.3(b) and that all approvals necessary for the re-occupancy and use of the Property have been
obtained   from   all   appropriate   governmental   and   quasi-governmental
authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Retainage, provided, however, that Lender will release the portion of the Retainage being held with respect to any contractor, subcontractor or materialman simultaneously engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by  Lender  or  by the  title  company  insuring the  lien  of  this Security
Instrument.   If required by  Lender, the release of  any such portion of the
Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

    (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

    (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are reasonably estimated by the Restoration
Consultant  to  be  incurred  in   connection  with  the  completion  of  the
Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds
shall be made.   The Net Proceeds  Deficiency deposited with Lender  shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.3(b) shall constitute additional security for the Obligations.

   (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.3(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Default or Event of Default shall have occurred and shall be continuing under the Loan Agreement, the Note, this Security Instrument or any of the Other Security Documents.

     (viii) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 4.3(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion. If Lender shall receive and retain Net Proceeds, Lender shall apply such sums in the reduction of the Debt and the lien of this Security Instrument shall be reduced only by the amount thereof.

      Section 4.4. LOCK-BOX ACCOUNT.  Upon the occurrence of and during the
                   ----------------
continuance of an Event of Default, Lender shall have the right, upon written notice to Borrower to require that, from and after the next succeeding date of payment of an installment of principal and interest under the Note, all Rents with respect to the Property, at Lender's discretion, be paid directly to the Manager or New Manager, as applicable and deposited daily by the Manager or New Manager, as applicable in the name designated by Lender directly to a designated lock-box account (the "Lock-Box Account"), opened by Lender at a bank (the "Lock-Box Bank"), which account shall be within the exclusive control of Lender. Notwithstanding the foregoing, Lender shall have the right to require that each tenant under the Leases make all payments under its respective Lease, (y) if by wire transfer, to the Lock-Box Account and (z) if by check, money order or similar manner of payment, by mail to a designated lock-box (the "Lock-Box") within the exclusive control of Lender. All amounts deposited into the Lock-Box shall be collected and deposited daily by the Manager or New Manager, as applicable (or, if required by Lender, by the Lock-Box Bank) into the Lock-Box Account. Amounts on deposit in the Lock-Box Account or held in the Lock-Box shall be applied by Lender to, among other things, the payment of the Debt and operating expenses and Taxes of the Property, in such order and priority as Lender shall determine in its sole discretion.

                  ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

        Section 5.1. WARRANTY OF TITLE.   Borrower  has good  title to  the
                     -----------------
Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant,
transfer and convey the same and that Borrower possesses, other than the Permitted Exceptions, (a) an unencumbered fee simple absolute estate in the Land and the Improvements, (b) an unencumbered leasehold estate in the Leased Land created by and pursuant to the provisions of the Ground Lease and
(c) an unencumbered tenancy-in-common interest in 17 Battery Place (as defined in the Loan Agreement), and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the "Permitted Exceptions"). Borrower further represents and warrants that (a) the Ground Lease is in full force and effect and has not been modified or amended in any manner whatsoever, (b) to the best of its knowledge, there are no defaults under the Ground Lease and no event has occurred which but for the passage of time, or notice, or both would constitute a default under the Ground Lease, (c) all rents, additional rents and other sums due and payable under the Ground Lease have been paid in full, and (d) neither Borrower nor the landlord under the Ground Lease has commenced any action or given or received any notice for the purpose of terminating the Ground Lease. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever.

          Section 5.2. INTENTIONALLY DELETED.
                       ---------------------

          Section 5.3. INTENTIONALLY DELETED.
                       ---------------------

          Section 5.4. VALIDITY OF DOCUMENTS.  (a) The execution, delivery and
                       ---------------------
performance of the Note, the Loan Agreement, this Security Instrument and Other Security Documents and the borrowing evidenced by the Note (i) are within the authority and power of Borrower; (ii) have been authorized by all requisite limited liability company/corporate/partnership action; (iii) have
received  all   necessary  licenses,  approvals   and  consents,   corporate,
governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, rule, regulation, writ, any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or trust agreement, or other governing instrument of Borrower or its subsidiaries, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from any governmental or other body except as may have already been obtained, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby); and (b) the Loan Agreement, the Note, this Security Instrument and the Other Security Documents constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and to the application of
general  principles  of  equity  (regardless   of  whether  considered  in  a
proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

          Section 5.5. INTENTIONALLY DELETED.
                       ---------------------

          Section 5.6. INTENTIONALLY DELETED.
                       ---------------------

          Section 5.7. NO FOREIGN PERSON.  Borrower is not a "foreign person"
                       -----------------
within the meaning of Sections 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

          Section 5.8. SEPARATE TAX  LOT.   The Property  is  assessed for  real
                       -----------------
purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

          Section 5.9. INTENTIONALLY OMITTED.
                       ---------------------

          Section 6.0. LEASES.  (a) Borrower is the sole owner of the entire
                       ------
lessor's interest in the Leases; (b) to the best knowledge of Borrower, the Leases are valid and enforceable; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified occupancy statement delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated by Borrower other than to Lender; (e) none of the Rents have been collected for more than one (1) month in advance; (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) to the best knowledge of Borrower, there exist no offsets or defenses to the payment of any portion of the Rents; (h) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (i) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (j) each Lease is subordinate to this Security Instrument and the tenant under each Lease agrees to attorn to Lender either pursuant to its terms or a recorded subordination and attornment agreement; (k) there are no prior assignments, pledges, hypothecations or other encumbrances by Borrower of any Leases or any portion of Rents due and payable or to become due and payable thereunder which are presently outstanding and have priority to the assignment of rents executed in connection with this Security Instrument; and (l) the Property is not subject to any Lease other than the Leases described in the rent rolls delivered pursuant to the Loan Agreement.

          Section 5.9. INTENTIONALLY DELETED.
                       ---------------------

          Section 5.10. BUSINESS PURPOSES.   The loan evidenced by the Note is
                        -----------------
solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

      Section 5.11. INTENTIONALLY DELETED.
                        ---------------------

      Section 5.12. MAILING ADDRESS. Borrower's mailing address, as set forth
                    ---------------
in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.

       Section 5.13. INTENTIONALLY DELETED.
                        ---------------------

       Section 5.14. INTENTIONALLY DELETED.
                        ---------------------

       Section 5.15. ILLEGAL ACTIVITY.  No portion of the Property has been or
                     -------------
will be purchased with proceeds of any illegal activity.

       Section 5.16. CONTRACTS.  All contracts, agreements, consents, waivers,
                     ---------
documents and writings of every kind or character at any time to which the Borrower is a party to be delivered to Lender pursuant to any of the provisions of this Security Instrument are valid and enforceable against the Borrower and, to the best knowledge of Borrower, are enforceable against all other parties thereto, and in all respects are what they purport to be and, to the best knowledge of Borrower, to the extent that any such writing shall impose any obligation or duty on the party thereto or constitute a waiver of any rights which any such party might otherwise have, said writing shall be valid and enforceable against said party in accordance with the terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

       Section 5.18. SURVIVAL.  The foregoing representations and warranties
                     --------
shall survive the execution and delivery of this Security Instrument and shall continue in full force and effect until the Debt has been fully paid and satisfied and Lender has no further commitment to advance funds hereunder. The request for any Advance (as defined in the Loan Agreement) under the Loan Agreement by Borrower or on its behalf shall constitute a certification that the aforesaid representation and warranties are true and correct as of the date of such request, except to the extent any such representation or warranty shall relate to an earlier date.

                     ARTICLE 6 - OBLIGATIONS AND RELIANCES

     Section 6.1. RELATIONSHIP OF BORROWER AND LENDER. The relationship between
                  -----------------------------------
Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

        Section 6.2. NO RELIANCE ON LENDER.  The officers of the REIT, are
                     -----------------
experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

        Section 6.3. NO LENDER OBLIGATIONS. (a) Notwithstanding the provisions
                     ---------------------
of Subsections 1.1(f) and (l) or Section 1.2, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

          (b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Loan Agreement, the Note or the Other Security Documents, including without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

          Section 6.4. RELIANCE. Borrower recognizes and acknowledges that in
                       ---------
accepting the Loan Agreement, the Note, this Security Instrument and the Other Security Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 5 without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in accepting the Loan Agreement, the Note, this Security Instrument and the Other Security Documents; and that Lender would not be willing to make the loan evidenced by the Loan Agreement, the Note, this Security Instrument and the Other Security Documents and accept this Security Instrument in the absence of the warranties and representations as set forth in Article 5.


                        ARTICLE 7 - FURTHER ASSURANCES

          Section 7.1. RECORDING   OF  SECURITY   INSTRUMENT,  ETC.     Borrower
                       -------------------------------------------
forthwith upon the execution and  delivery of this Security Instrument and thereafter, from
time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to  protect and perfect  the lien or  security interest hereof  upon, and the
interest of Lender  in, the Property.   Borrower will pay all  taxes, filing,
registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the Other Security Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except for any income taxes imposed on Lender or where prohibited by law so to do.

       Section 7.2. FURTHER ACTS, ETC. Borrower will, at the cost of Borrower,
                    -----------------
and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws if Borrower fails to cure promptly any violations of Applicable Laws, except that Borrower's obligations and liabilities shall not be increased in a manner inconsistent with its obligations and liabilities
under  this Security  Instrument.    Borrower, on  demand,  will execute  and
deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this
Section 7.2.

       Section 7.3. CHANGES  IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS.
                    --------------------------------------------------------
(a) If any law is enacted or adopted or amended after the date of this Security
Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.

          (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

         (c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

       Section 7.4. ESTOPPEL CERTIFICATES.   (a)   Borrower  shall deliver  to
                    ---------------------
Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender in the form attached to the Loan Agreement to the extent lessees are required to do so under their respective Leases.

         (b)   Upon any transfer or proposed transfer contemplated by Section
19.1 hereof, at Lender's request, Borrower shall provide an estoppel certificate to any Co-Lender or Participant (as each term is defined in the Loan Agreement) or any prospective Co-Lender or Participant in such form, substance and detail as Lender, such Co-Lender or Participant or prospective Co-Lender or Participant may reasonably require.

         (c) The delivery by Borrower and Lender of estoppel certificates and similar statements shall otherwise be governed by the Loan Agreement.

       Section 7.5. FLOOD INSURANCE.  After Lender's request, Borrower shall
                    ---------------
deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated "special flood hazard area" or, if located with such area, Borrower shall maintain the insurance prescribed in
Section 5.03 of the Loan Agreement.

       Section 7.6. SPLITTING  OF   SECURITY  INSTRUMENT.     This   Security
                    ------------------------------------
Instrument and
the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Borrower, upon written request of Lender, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of this Security Instrument, and containing terms, provisions and clauses identical in all material respects to those contained herein and in the Note, and such other documents and instruments as may be required by Lender.

      Section 7.7.  REPLACEMENT DOCUMENTS.   Upon receipt of an  affidavit of
                    ---------------------
an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Other Security Document, Borrower will issue, in lieu thereof, a replacement Note or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Note or Other Security Document in the same principal amount thereof and otherwise of like tenor.


                      ARTICLE 8 - DUE ON SALE/ENCUMBRANCE

          Section 8.1. LENDER RELIANCE.  Borrower acknowledges that Lender has
                       ---------------
examined and relied on the experience of Borrower and its general partner and member in owning and operating properties such as the Property in agreeing to make the loan secured hereby, and will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property  as security for repayment of the  Debt
and the  performance of  the Other Obligations.   Borrower  acknowledges that
Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

       Section 8.2. NO SALE/ENCUMBRANCE. Except as permitted herein and under
                    -------------------
the terms and conditions contained in the Loan Agreement, Borrower agrees that Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred.

      Section 8.3. SALE/ENCUMBRANCE DEFINED.  A sale, conveyance, mortgage,
                    -----------------------
grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 8 shall be deemed to include, but not limited to, (a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (c) if Borrower or any
general partner or limited partner of Borrower is a corporation, the voluntary or involuntary sale, conveyance, transfer or pledge of such corporation's stock or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise (other than transfers of shares in the REIT), or the creation or issuance of new stock by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders (other than the issuance of shares in the REIT); (d) if Borrower or any general partner or limited partner of Borrower is a limited or general partnership or joint venture, the change, removal or resignation of a general partner, managing partner or limited partner, or the transfer or pledge of the partnership interest of any general partner, managing partner or limited partner or any profits or proceeds relating to such partnership interest whether in one transfer or a series of transfers and (e) if Borrower, or any general or limited partner or member of Borrower is a limited liability company, the change, removal or resignation of any member or the transfer or pledge of the membership interest of any member or any profits or proceeds relating to such membership interest whether in one or a series of transactions or the voluntary or involuntary sale, conveyance, transfer or pledge of any membership interests (or the membership interests of any limited liability company directly or indirectly controlling such limited liability company by operation of law or otherwise). Notwithstanding the foregoing, (i) transfer by devise or descent or by operation of law upon the death of a partner or stockholder of Borrower or any general partner thereof or (ii) any transfer permitted under the Loan Agreement shall not be deemed to be a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 8.

       Section 8.4. LENDER'S  RIGHTS.  Lender reserves the right to condition
                    ----------------
the consent required  hereunder upon a  modification of the
terms hereof and on
assumption of the Note, the Loan Agreement, this Security Instrument and the Other Security Documents as so modified by the proposed transferee, payment of all of Lender's expenses incurred in connection with such transfer, or such other conditions as Lender shall determine in its sole discretion to be in the interest of Lender. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender's consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.

                            ARTICLE  9 - PREPAYMENT

      Section 9.1. PREPAYMENT.  The Debt may be prepaid only in strict
                   ----------
accordance with the express terms and conditions of the Note and the Loan Agreement including, but not limited to, the payment of any Funding Costs.


                              ARTICLE 10 - DEFAULT

     Section 10.1. EVENTS OF DEFAULT.  The occurrence of any  one or more of
                    -----------------
the following events shall constitute an "Event of Default":

     (a) the occurrence of an "Event of Default", as such term is defined in the Loan Agreement.

     (b) if any of the Taxes or Other Charges is not paid when the same is due and payable except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument;

     (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request or Borrower has not delivered evidence of the renewal of the Policies thirty (30) days prior to their expiration as provided in the Loan Agreement;

     (d) if Borrower violates or does not comply with any of the provisions of Sections 3.7, 4.3 and Articles 8 and 13;

     (e)   intentionally deleted;

     (f)   intentionally deleted;

     (g) if Borrower shall be in default beyond the expiration of any applicable notice and/or cure period under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument;

     (h) if the Property becomes subject to any mechanic's, materialman's or other lien other than a lien for local real estate taxes and assessments not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of forty-five (45) days;

     (i) if any federal tax lien is filed against Borrower, any general partner or member of Borrower or the Property and same is not discharged of record within forty-five (45) days after same is filed;

     (j)   intentionally deleted;

     (k) if any default occurs under that certain environmental indemnity agreement dated the date hereof given by Borrower and the REIT to Lender (the "Environmental Indemnity") and such default continues after the expiration of applicable notice and grace periods, if any;

     (l)   if any default occurs under
any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

     (m)   intentionally deleted;

     (n) if Borrower defaults under the Management Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder or if cancelled, terminated or surrendered, unless in such case (a) Borrower shall enter into a new management agreement on market terms and conditions no less favorable than the Management Agreement and with a management company
satisfactory to Lender,   (b) Borrower self-manages the Property or  (c) such
cancellation, termination or surrender is directed by Lender pursuant to the terms of that certain Assignment of Management Agreement and Subordination of Management Fees (the "Subordination of Management Agreement") dated the date hereof between Borrower, Manager (as defined in the Subordination of Management Agreement) and Lender for a reason other than an Event of Default thereunder;

     (o) if Borrower shall fail, after the applicable notice and grace period contained in the Ground Lease, if any, in the payment of any rent, additional rent or other charge mentioned in or made payable by the Ground Lease when said rent or other charge is due and payable;

     (p) if there shall occur any default by Borrower, as tenant, under the Ground Lease in the observance or performance of any term, covenant or condition of the Ground Lease on the part of Borrower to be observed or performed and said default is not cured following the expiration of any applicable grace and notice period therein provided or if the leasehold estate created by the Ground Lease shall be surrendered or the Ground Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever, or if any of the terms, covenants or conditions of the Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the consent of Lender;

     (q) if for more than ten (10) days after notice from Lender or such shorter time as provided for in the Note, the Loan Agreement, this Security Agreement and the Other Security Documents, Borrower shall continue to be in default under any other term, covenant or condition of this Security Instrument in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender or such shorter time as provided for in the Note, the Loan Agreement, this Security Agreement and the Other Security Documents in the case of any other default, provided that if such default cannot reasonably be cured within such thirty
(30) day period or such shorter time as provided for in the Note, the Loan Agreement, this Security Agreement and the Other Security Documents and Borrower shall have commenced to cure such default within such thirty (30) day period or such shorter time as provided for in the Note, the Loan Agreement, this Security Agreement and the Other Security Documents and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period or such shorter time as provided for in the Note, the Loan Agreement, this Security Agreement and the Other Security Documents shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety (90) days;

     (r) if Borrower fails to cure promptly any violations of Applicable Laws within thirty (30) days after notice by Lender;

     (s) if any condemnation proceeding is instituted which would, in Lender's reasonable judgment, materially impair the use and enjoyment of the Property for its intended purposes; or

     (t) if Borrower shall fail to reimburse Lender within then (10) days after notice by Lender with interest calculated at the Default Rate (as defined in the Loan Agreement), for all Insurance Premiums or Taxes and Other Charges, together with interest and penalties imposed thereon, paid by Lender pursuant to this Security Instrument.

      Section 10.2. DEFAULT INTEREST.   Borrower does hereby agree  that upon
                    ----------------
the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire principal amount outstanding of the Note at a rate equal to the Default Rate. The Default Rate shall be computed
(i) for all Events of Default which can be cured by the payment of a sum of money, from the date upon which such payment was due, and (ii) for all other Events of Default, from the occurrence of the Event of Default until, for all Events of Default, the earlier of the date upon which the Event of Default is
cured or the date upon  which the Debt is paid in full.   Interest calculated
at the Default Rate shall be added to the Debt, and shall be deemed secured by this Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Default or Event of Default.

                        ARTICLE 11 - RIGHTS AND REMEDIES

          Section 11.1. REMEDIES.  Upon the occurrence of any Event of Default,
                        ---------
Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender.

     (a)   declare the entire unpaid Debt to be immediately due and payable;

     (b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

     (c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

     (d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

     (e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the Other Security Documents;

     (f) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument, the Loan Agreement or the Other Security Documents;

     (g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, the REIT, or of any person, firm or other entity liable for the payment of the Debt;

     (h) subject to any applicable law, the license granted to Borrower under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

    (i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

     (j) apply any sums then deposited in the Escrow Fund, if any, and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its uncontrolled discretion:

               (i)   Taxes and Other Charges;

               (ii)   Insurance Premiums;

               (iii)   Operating Expenses (as defined in the Loan Agreement);

               (iv)   Interest on the unpaid principal balance of the Note;

               (v)   Amortization of the unpaid principal balance of the Note;

               (vi)   All other  sums payable  pursuant to  the Note, the Loan
                      Agreement,     this     Security Instrument    and
                      the    Other  Security   Documents,  including
                      without limitation advances made
                      by Lender pursuant  to the terms
                      of this Security Instrument;

     (k) surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums;

     (l)   pursue such other remedies as Lender may have under applicable law;

     (m) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion; and/or

     (n) require a Lock-Box Account pursuant to Section 4.4 and apply all sums in the Lock-Box Account to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its discretion.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section
11.1 to the contrary,  if any Event of Default as described  in clause (i) or
(ii) of Subsection 10.1(f) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

      Section 11.2. APPLICATION OF  PROCEEDS.   The purchase  money, proceeds
                    ------------------------
and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, the Loan Agreement, this
Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper; provided, however, that if no Event of Default has occurred and is continuing, Lender's application of such sums shall be governed by the Loan Agreement.

     Section 11.3. RIGHT  TO CURE  DEFAULTS.   Upon  the  occurrence of  any
                   ------------------------
Default or Event  of Default, Lender  may, but  without any obligation  to do  so and without notice to  or demand on Borrower and without releasing Borrower from
any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this
Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Default or Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be promptly due and payable after demand by Lender therefor.

     Section 11.4. ACTIONS AND PROCEEDINGS.  Lender has the  right to appear
                   -----------------------
in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

  Section 11.5. RECOVERY OF SUMS REQUIRED TO  BE PAID.  Lender shall have the
                -------------------------------------
right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

     Section 11.6. EXAMINATION   OF  BOOKS  AND   RECORDS.     Lender,  each
                   --------------------------------------
Co-Lender, and their agents, accountants and attorneys
shall have the right, upon providing
Borrower with prior written notice, to examine and inspect at any reasonable time the records, books, management and other papers of Borrower and the REIT which reflect upon their financial condition (including, without limitation, leases, statements bills and invoices), at the Property or at the principal place of business of Borrower, the REIT, their Affiliates or where the books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine, copy and audit the books and records of Borrower, the REIT and their affiliates pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower, the REIT, their Affiliates or where the books and records are located. This Section 11.6 shall apply throughout the term of the Note and without regard to whether a Default or Event of Default has occurred or is continuing.

          Section 11.7. OTHER RIGHTS,  ETC.  (a)  The  failure of Lender to
                        ------------------
insist upon strict performance of any  term hereof shall not be deemed to be a waiver of
any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note, the Loan Agreement or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or
(iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, the Loan Agreement, this Security Instrument or the Other Security Documents.

         (b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

         (c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

     Section 11.8. RIGHT TO RELEASE ANY PORTION OF THE PROPERTY.  Lender may
                   --------------------------------------------
release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

       Section 11.9. VIOLATION OF LAWS.  If the Property is not in compliance
                     -----------------
with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

      Section 11.10. RECOURSE AND CHOICE OF REMEDIES.  Subject to the recourse
                     -------------------------------
obligations and  liabilities of  Borrower and the  REIT contained  in Section
9.08 of the Loan Agreement and notwithstanding any other provision of this Security Instrument, Lender and other Indemnified Parties (defined in Section
13.1 below) are entitled  to enforce the obligations of Borrower contained in
Section 13.2 without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Lender commences a foreclosure action against the Property, Lender is entitled to pursue a deficiency judgment with respect
to  such obligations  against Borrower.   The  liability of  Borrower is  not
limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Lender from foreclosing pursuant to this Security Instrument or exercising any other rights and remedies pursuant to the Note, the Loan Agreement, this Security Instrument and the Other Security Documents, whether simultaneously with foreclosure
proceedings or in  any other sequence.   A separate action or  actions may be
brought and prosecuted against Borrower, whether or not action is brought against any other person or entity or whether or not any other person or
entity is joined in the  action or actions.   In addition, Lender shall  have
the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in
connection   with  any  matter  addressed  in  the  Environmental  Indemnity.
Borrower shall remain liable for any deficiency if the proceeds from any sale or other disposition of the Property are insufficient to satisfy the Obligation in full.

       Section 11.11. RIGHT OF  ENTRY. Lender and its agents shall have the
                      ---------------
right to enter and inspect the Property at all reasonable times, including, without limitation, the right to enter and inspect in order to conduct an appraisal of the Property. This Section 11.11 shall apply throughout the term of the Note and without regard to whether a Default or Event of Default has occurred or is continuing.

                       ARTICLE  12 - INTENTIONALLY OMITTED


                          ARTICLE  13 - INDEMNIFICATION

     Section 13.1. GENERAL INDEMNIFICATION.    Borrower shall,  at its  sole
                   -----------------------
cost and expense,   protect,  defend,  indemnify,   release  and  hold
harmless  the
Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys' fees and other costs of defense) (the "Losses") imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (excluding Losses incurred by any Indemnified Party as a result of any Indemnified Party's wilful misconduct or gross negligence or those arising solely from a state of facts that first comes into existence after Lender or a third party acquires title to the Property through foreclosure or deed in lieu thereof or the exercise of any other right or remedy and not caused by Borrower): (a) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Note, the Loan Agreement or the Other Security Documents, whether or not suit is filed in connection with same, or in connection with Borrower and/or any partner, member, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (f) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (g) any failure of the Property to be in compliance with any Applicable Laws; (h) the enforcement by any Indemnified Party of the provisions of this Article 13; (i) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (j) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan evidenced by the Note and secured by this Security Instrument; or (k) any misrepresentation made by Borrower in this Security Instrument or any Other Security Document. Any amounts payable to Lender by reason of the application of this Section 13.1 shall become due and payable within ten (10) days written notice therefor and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. For purposes of this Article 13, the term "Indemnified Parties" means Lender and any person or entity who is or will have been involved in the origination of this loan, any person or entity who is or will have been involved in the servicing of this loan, any person or entity in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in this loan (including, but not limited to, Participants and each Co-Lender (as defined in the Loan Agreement) as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in this loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in this loan or the Property, whether during the term of this loan or as a part of or following a foreclosure of this loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

     Section 13.2. MORTGAGE AND/OR INTANGIBLE  TAX.  Borrower shall,  at its
                   -------------------------------
sole cost and expense, protect, defend, indemnify, release and hold harmless the
Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note, the Loan Agreement or any of the Other Security Documents.

          Section 13.3. INTENTIONALLY OMITTED.
                        ---------------------

          Section 13.4. INTENTIONALLY OMITTED.
                        ---------------------

          Section 13.5. DUTY  TO DEFEND;  ATTORNEYS'  FEES  AND  OTHER
                        ----------------------------------------------
FEES  AND EXPENSES.  Upon
------------------
written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.


                              ARTICLE  14 - WAIVERS

       Section 14.1. WAIVER OF COUNTERCLAIM.  Borrower hereby waives the right
                     ----------------------
to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, the Loan Agreement, the Other Security Documents or the Obligations.

      Section 14.2. MARSHALLING AND  OTHER MATTERS.  Borrower  hereby waives,
                    ------------------------------
to the extent permitted  by law, the  benefit of all
appraisement,  valuation, stay,
extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

      Section 14.3. WAIVER OF NOTICE.  Borrower shall not be entitled to any
                    ----------------
notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

     Section 14.4. INTENTIONALLY OMITTED.
                   ---------------------

     Section 14.5. SOLE DISCRETION  OF LENDER.   Wherever  pursuant to  this
                   --------------------------
Security Instrument  (a)  Lender  exercises  any  right  given  to it to  approve  or
disapprove, (b) any arrangement  or term is to be satisfactory  to Lender, or
(c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

     Section 14.6. INTENTIONALLY OMITTED.
                    --------------------

     SECTION 14.7. WAIVER OF TRIAL BY JURY.  BORROWER, AND BY ITS ACCEPTANCE
                    ----------------------
OF THIS SECURITY INSTRUMENT, LENDER, EACH CO-LENDER, PARTICIPANTS
(AS DEFINED IN
THE LOAN AGREEMENT), AGENT AND SYNDICATION AGENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE LOAN AGREEMENT, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.


                             ARTICLE  15 - RECOURSE

      Section 15.1. RECOURSE.  The recourse obligations of Borrower and the
                    ------
REIT relating to the Debt and the Obligations (as defined in the Loan Agreement) shall be governed by Section 9.08 of the Loan Agreement.


                              ARTICLE  16 - NOTICES

     Section 16.1. NOTICES.  All notices or other written communications
                    -----
hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged in writing by the recipient thereof with respect to deliveries in person or by answerback if delivered by facsimile transmission, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) five (5) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Agent or Syndication Agent, as follows:

               Lehman Brothers Holdings Inc.
                 d/b/a Lehman Capital, a division of
                 Lehman Brothers Holdings Inc.
               Three World Financial Center, 8th Floor
               New York, New York 10285
               Telecopier Number:  (212) 526-7423
               Attention: David Juge

                    and to

               Hatfield Philips Inc.
               285 Peachtree Center Avenue
               Marquis Two Tower
               Atlanta, Georgia 30303
               Telecopier Number: (404) 420-5610
               Attention: Mr. Greg Winchester

If to Borrower or the REIT, as follows:

               SL Green Operating Partnership, L.P.
               70 West 36th Street
               New York, New York 10018
               Attention: Benjamin P. Feldman, Esq.
               Facsimile No. (212) 594-0086

with a copy to:

               Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel 200 Park Avenue
               New York, New York 10166

               Attention: Robert J. Ivanhoe, Esq.
               Facsimile No. (212) 801-6400

or addressed as such party may from time to time designate by written notice to the other parties.

          Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

          For purposes of this Subsection, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.


                        ARTICLE  17 - SERVICE OF PROCESS

     Section 17. CONSENT TO SERVICE.  Borrower will maintain a place of
                 ------------------
business or an agent for service of process in New York, New York and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Borrower further agrees that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon.

     Section 17.2. SUBMISSION TO JURISDICTION.  With respect to any claim or
                   --------------------------
action arising hereunder or under the Note or the Other Security Documents, Borrower (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York, New York, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Security Instrument brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 17.3. JURISDICTION NOT EXCLUSIVE.  Nothing in this Security
                   --------------------------
Instrument will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.


                          ARTICLE 18 - APPLICABLE LAW

       SECTION 18.1. CHOICE OF LAW.  THIS  SECURITY INSTRUMENT SHALL BE DEEMED
                     -------------
TO BE A CONTRACT ENTERED INTO PURSUANT TO THE  LAWS OF THE
STATE OF NEW YORK AND
SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN OF
THIS SECURITY INSTRUMENT, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY.

      Section 18.2. USURY LAWS.  This Security Instrument and the Note are
                    -----------
subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

    Section 18.3. PROVISIONS SUBJECT TO APPLICABLE LAW.  All rights, powers
                  ------------------------------------
and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

                         ARTICLE 19 - SECONDARY MARKET

    Section 19.1. TRANSFER OF LOAN.  The Lender shall have the right in its
                  -------------
sole discretion at any time during the term of this Security Instrument to sell, assign, syndicate, participate or otherwise transfer and/or dispose of all or any portion of its interest in the loan evidenced by the Note, in accordance with, and subject to, the terms, covenants, conditions and restrictions set forth in the Loan Agreement.

                               ARTICLE 20 - COSTS

    Section 20.1. PERFORMANCE AT BORROWER'S EXPENSE.  Borrower acknowledges
                  ----------------------------------
and confirms that Lender  shall impose certain commitment fees and certain other
reasonable administrative processing and due diligence in connection with (a) the extension, renewal, modification, amendment and termination of its loans,
(b) the release, addition or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance and attornment agreement (the occurrence of any of the above shall be called an "Event"). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of an appraisal or reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, promptly after demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all legal fees and disbursements of Lender, whether retained firms, the reimbursement for the expenses of in-house staff or otherwise and Lender's out-of-pocket expenses.

      Section 20.2. ATTORNEY'S FEES FOR  ENFORCEMENT.  (a)  Borrower shall pay
                    --------------------------------
all reasonable  legal  fees  incurred  by  Lender  in  connection  with
(i)  the preparation of the Note, the Loan Agreement, this Security
Instrument and the
Other Security Documents and (ii) the items set forth in Section 20.1 above, and (b) Borrower shall pay to Lender promptly upon demand any and all expenses, including reasonable legal expenses, reasonable attorneys' fees and due diligence costs incurred or paid by Lender in protecting its interest in the Property or Personal Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or Personal Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any Default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

                            ARTICLE 21 - DEFINITIONS

      Section 21.1. GENERAL   DEFINITIONS.     Unless  the   context  clearly
                    ---------------------
indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein, including, but not limited to, the leasehold estate created by the Ground Lease," the word "Lender" shall mean "Lender and any subsequent holder of the Note and any Co-Lender (as defined in the Loan Agreement)," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

                     ARTICLE 22 - MISCELLANEOUS PROVISIONS

       Section 22.1. NO ORAL CHANGE.  This Security Instrument, and any
                     ---------------
provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

      Section 22.2. LIABILITY.  If Borrower consists of more than one person,
                    ---------
the obligations and liabilities of each such person hereunder shall be joint and several, subject to Section 9.08 of the Loan Agreement. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

      Section 22.3. INAPPLICABLE  PROVISIONS.    If  any  term,  covenant  or
                    ------------------------
condition of the Note, the Loan Agreement or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note, the Loan Agreement and this Security Instrument shall be construed without such provision.

     Section 22.4. HEADINGS, ETC.  The headings and captions of various
                   -------------
Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

    Section 22.5. DUPLICATE   ORIGINALS;  COUNTERPARTS.     This   Security
                  ------------------------------------
Instrument may  be executed  in any  number of  duplicate
originals  and each  duplicate
original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

    Section 22.6. NUMBER AND GENDER.  Whenever the context may require, any
                  -----------------
pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

   Section 22.7. SUBROGATION.  If any or all of the proceeds of the Note
                 -----------
have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations hereunder, under the Note and the Other Security Documents and the performance and discharge of the Other Obligations.

     Section 22.8. NO  JOINT  VENTURE.    Notwithstanding  anything  to  the
                   ------------------
contrary herein contained, Lender by entering into this Security Instrument or by taking any action pursuant hereto, will not be deemed a partner or joint venturer with Borrower and Borrower agrees to hold Lender harmless from any damages and expenses resulting from such a construction of the relationship of the parties hereto or any assertion thereof.

    Section 22.9. NO BENEFIT TO THIRD  PARTIES.   This Security  Instrument
                  ----------------------------
is for
the sole and exclusive benefit of Borrower and Lender and all conditions of the obligations of Lender hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to meet its obligations hereunder in the absence of strict compliance with any and all thereof and no other person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Lender at any time if it in its sole discretion deems it advisable to do so. Without limiting the generality of the foregoing, Lender shall not have any duty or obligation to anyone to ascertain that funds advanced pursuant to the terms of the Loan Agreement are used to pay the cost of constructing the improvements on the Property or to acquire materials and supplies to be used in connection therewith or to pay costs of owning, operating and maintaining same.

     Section 22.10. ENTIRE AGREEMENT.  The Note, the Loan Agreement, this
                    ----------------
Security Instrument and the Other Security Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the Other Security Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the Other Security Documents.

    Section 22.11. BROKERS.    Borrower  and  Lender  hereby  represent  and
                   -------
warrant
that no brokers or finders were used in connection with procuring the financing contemplated hereby and Borrower hereby agrees to indemnify and save Lender harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by Lender as a result of any claim or assertion by any party claiming by, through or under Borrower, that it is entitled to compensation in connection with the financing contemplated hereby and Lender hereby agrees to indemnify and save Borrower harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by Borrower as a result of any claim or assertion by any party claiming by, through or under Lender that it is entitled to compensation in connection with the financing contemplated hereby.

                       ARTICLE 23 - INTENTIONALLY DELETED

                     ARTICLE 24 - STATE SPECIFIC PROVISIONS

     Section 24.1. TRUST FUND.  Pursuant to Section 13 of the New York Lien
                   ----------
Law, Borrower shall receive the advances secured hereby and shall hold the right to receive the advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply the advances first to the payment of the cost of any such improvement on the Property before using any part of the total of the same for any other purpose.

    Section 24.2. COMMERCIAL  PROPERTY.    Borrower  represents  that  this
                 ---------------------
Security Instrument does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having its own separate cooking facilities.

   Section 24.3. INSURANCE.  The provisions of subsection 4 of Section 254
                 ---------
of the New York Real Property Law covering the insurance of buildings against loss by fire shall not apply to this Security Instrument. In the event of any conflict, inconsistency or ambiguity between the provisions of Section
3.3 hereof and the provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire, the provisions of Section 3.3 shall control.

   Section 24.4. LEASES.  Lender shall have all of the rights against
                 ------
lessees of the Property set forth in Section 291-f of the Real Property Law of New York.

  Section 24.5. STATUTORY  CONSTRUCTION.     The  clauses  and  covenants
                -----------------------
contained in this Security Instrument that are construed by
Section 254 of the New York
Real Property Law shall be construed as provided in those sections (except as provided in Section 24.3). The additional clauses and covenants contained in this Security Instrument shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by
Section 254 and shall not impair, modify, alter or defeat such rights (except as provided in Section 24.3), notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by Section 254. The rights of Lender arising under the clauses and covenants contained in this Security Instrument shall be separate, distinct and cumulative and none of them shall be in exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding. In the event of any inconsistencies between the provisions of Section 254 and the provisions of this Security Instrument, the provisions of this Security Instrument shall prevail.

    Section 24.6. MAXIMUM  PRINCIPAL  AMOUNT SECURED. Notwithstanding anything
                  ----------------------------------
contained  herein   to  the  contrary,   the  maximum  amount   of  principal
indebtedness secured by this Security Instrument at the time of execution hereof or which under any contingency may become secured by this Security Instrument at any time hereafter is $149,513,915.18, plus (a) taxes, charges or assessments which may be imposed by law upon the Property; (b) premiums on insurance policies covering the Property; (c) expenses incurred in upholding the lien of this Security Instrument, including, but not limited to (i) the expenses of any litigation to prosecute or defend the rights and lien created by this Security Instrument; (ii) any amount, cost or charges to which Lender becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority and (iii) interest at the Default Rate (or regular interest rate).

     Section 24.7. THE GROUND LEASE.  Borrower shall (i) pay all rents,
                   ----------------
additional rents and other sums required to be paid by Borrower, as tenant in accordance with, and subject to, the provisions of the Ground Lease, (ii) diligently perform and observe all of the terms, covenants and conditions of the Ground Lease on the part of Borrower, as tenant thereunder, and (iii) promptly notify Lender of the giving of any notice by the landlord under the Ground Lease to Borrower of any default by Borrower, as tenant thereunder, and deliver to Lender a true copy of each such notice. Borrower shall not, without the prior consent of Lender, surrender the leasehold estate created by the Ground Lease or terminate or cancel the Ground Lease or modify, change, supplement, alter or amend the Ground Lease, in any respect, either orally or in writing, and if Borrower shall default in the performance or observance of any term, covenant or condition of the Ground Lease on the part of Borrower, as tenant thereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Ground Lease on the part of Borrower to be performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Ground Lease shall be kept unimpaired and free from default. If the landlord under the Ground Lease shall deliver to Lender a copy of any notice of default under the Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower shall exercise each individual option, if any, to extend or renew the term of the Ground Lease upon demand by Lender made at any time within one (1) year prior to the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

    Section 24.8. SUBLEASES.  Notwithstanding anything contained in the
                  ---------
Ground Lease to the contrary, Borrower shall not further sublet any portion of the Leased Land without prior written consent of Lender. Each such Lender-approved sublease hereafter made shall provide that, (a) in the event of the termination of the Ground Lease, the lease shall not terminate or be terminable by the lessee; (b) in the event of any action for the foreclosure of this Security Instrument, the lease shall not terminate or be terminable by the subtenant by reason of the termination of the Ground Lease unless the lessee is specifically named and joined in any such action and unless a judgment is obtained therein against the lessee; and (c) in the event that the Ground Lease is terminated as aforesaid, the lessee shall attorn to the lessor under the Ground Lease or to the purchaser at the sale of the Property on such foreclosure, as the case may be. In the event that any portion of the Leased Land shall be sublet pursuant to the terms of this Subsection, such sublease shall be deemed to be included in the Property.

   Section 24.9. NO  MERGER OF  FEE AND  LEASEHOLD ESTATES; RELEASES.   So
                 ---------------------------------------------------
long as any portion  of the  Debt  shall  remain unpaid,
unless  Lender shall  otherwise
consent, the fee title to the Leased Land and the leasehold estate therein created pursuant to the provisions of the Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in Borrower, Owner, or in any other person by purchase, operation of law or otherwise. Lender reserves the right, at any time, to release portions of the Property, including, but not limited to, the leasehold estate created by the Ground Lease, with or without consideration, at Lender's election, without waiving or affecting any of its rights hereunder or under the Note or the Other Security Documents and any such release shall not affect Lender's rights in connection with the portion of the Property not so released.

    Section 24.10. BORROWER'S ACQUISITION OF FEE ESTATE.  In the event that
                   ------------------------------------
Borrower, so long as any portion of the Debt remains unpaid, shall be the owner and holder of the fee title to the Leased Land, the lien of this Mortgage shall be spread to cover Borrower's fee title to the Leased Land and said fee title shall be deemed to be included in the Property. Borrower agrees, at its sole cost and expense, including without limitation, Lender's reasonable attorney's fees, to (i) execute any and all documents or instruments necessary to subject its fee title to the Leased Land to the lien of this Mortgage; and (ii) provide a title insurance policy which shall insure that the lien of this Mortgage is a first lien on Borrower's fee title to the Leased Land.

          IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower the day and year first above written.

                         SL GREEN OPERATING   PARTNERSHIP,  L.P., a  Delaware
                         limited partnership

                         By: SL GREEN REALTY CORP., a Maryland corporation, its general partner


                              By:  /s/ David J. Nettina
                                  ------------------------
                                   David J. Nettina
                                   Chief Financial Officer


                              By:  /s/ Benjamin P. Feldman
                                  ------------------------
                                   Benjamin P. Feldman
                                   Executive Vice President


                         NEW GREEN 1140 REALTY LLC, a New York limited liability company

                         By:  SL  GREEN  OPERATING     PARTNERSHIP,  L.P.,  a
                              Delaware  limited  partnership,   its  managing
                              member

                              By:  SL   GREEN   REALTY  CORP.,   a   Maryland
                                   corporation, its general partner


                                   By:  /s/ David J. Nettina
                                       ------------------------
                                        David J. Nettina
                                        Chief Financial Officer


                                   By:  /s/ Benjamin P. Feldman
                                       ------------------------
                                        Benjamin P. Feldman
                                        Executive Vice President

                         SLG 17 BATTERY LLC, a New York limited liability company


                         By:  SL  GREEN  OPERATING     PARTNERSHIP,  L.P.,  a
                              Delaware  limited  partnership,   its  managing
                              member

                              By:  SL   GREEN   REALTY  CORP.,   a   Maryland
                                   corporation, its general partner


                                   By:  /s/ David J. Nettina
                                       ------------------------
                                        David J. Nettina
                                        Chief Financial Officer


                                   By:  /s/ Benjamin P. Feldman
                                       ------------------------
                                        Benjamin P. Feldman
                                        Executive Vice President



                               ACKNOWLEDGMENTS

                               (to be attached)


                                 EXHIBIT A

                        (Exhibit Begins On Next Page)

                                  EXHIBIT B
                                  ---------

   That certain Ground Lease dated October 1, 1951, by and between Phoenix Mutual Life Insurance Company, and 67 West 44th Street Inc., which by those certain assignments described below has been assigned to New Green 1140
                            Realty LLC as tenant:

1. Assignment of Lease made by 67 WEST 44TH ST. INC. to FAWCETT ASSOCIATES, a N.Y. Limited Partnership, dated 9/3/58 and recorded 9/5/58 in Liber 5049 Cp. 304.

2. Assignment of Lease made by FAWCETT ASSOCIATES, a N.Y. Limited Partnership, to THE KRATTER CORPORATION, a Delaware Corporation, dated as of 1/9/60, and recorded 3/23/64 in Liber 5271 Cp. 339.

3. Assignment of Lease made by THE KRATTER CORPORATION, a Delaware Corporation, to 67 WEST 44TH ST. INC., dated 3/1/65, and recorded 3/2/65 in Liber 5316 Cp. 287.

4. Assignment of Lease made by 67 WEST 44TH ST. INC. to 44TH SIXTH CORPORATION, dated 8/27/65, and recorded 8/30/65 in Liber 5340 Cp. 345.

5. Modification Agreement made by SUTTON ASSOCIATES, INC. and 44TH SIXTH CORPORATION, dated 4/30/66, and recorded 5/19/66 in Record Liber 58 Page 223.

6. Assignment of Lease made by 44TH SIXTH CORPORATION to 1140 SIXTH AVENUE COMPANY, dated as of 10/1/66, and recorded 12/8/66 in Record Liber 130 Page 397.

7. Assignment of Lease made by 1140 SIXTH AVENUE COMPANY, a N.Y.
   Limited Partnership, to CALNY CONSTRUCTION CORP., dated 7/21/71, and recorded 7/22/71 in Reel 211 Page 1499.

8. Assignment of Lease made by CALNY CONSTRUCTION CORP. to 1140 SIXTH AVENUE COMPANY, a N.Y. Limited Partnership, dated 7/21/71, and recorded 7/22/71 in Reel 211 Page 1572.

9. Assignment of Lease made by 1140 SIXTH AVENUE COMPANY, a N.Y.
   Limited Partnership, to CALNY CONSTRUCTION CORP., dated 10/19/71, and recorded 10/21/71 in Reel 220 Page 50.

10.Assignment of Lease made by CALNY CONSTRUCTION CORP. to 1140 SIXTH AVENUE
   COMPANY, a N.Y. Limited Partnership, dated 10/19/71, and recorded 10/21/71 in Reel 220 Page 112.

11.Assignment of Lease made by 1140 SIXTH AVENUE COMPANY, a N.Y.
   Limited Partnership, to KAYEMACLER REALTY INC., dated as of 1/1/74, and recorded 3/8/74 in Reel 307 Page 1108.

12.Assignment of Lease made by KAYEMACLER REALTY INC. to AVAMERICAS
   ASSOCIATES, a N.Y. Limited Partnership, dated as of 1/1/74, and recorded 3/8/74 in Reel 307 Page 1169;

13.Assignment of Lease made by AVAMERICAS ASSOCIATES, a N.Y.
   Limited Partnership, to KAYEMACLER REALTY INC., dated 5/7/74, and recorded 5/7/74 in Reel 312 Page 1567.

14.Assignment of Lease made by KAYEMACLER REALTY INC. to AVAMERICAS
   ASSOCIATES, a N.Y. Limited Partnership, dated 5/7/74, and recorded 5/15/74 in Reel 313 Page 898.

15.Assignment of Lease made by AVAMERICAS ASSOCIATES, a N.Y. Limited
   Partnership, to KAYEMACLER REALTY INC., dated 7/2/74, and recorded 7/3/74 in Reel 318 Page 804.

16.Assignment of Lease made by KAYEMACLER REALTY INC. to AVAMERICAS
   ASSOCIATES, dated as of 7/2/74, and recorded 7/10/74 in Reel 318 Page 1713.

17.Assignment and Assumption of Lease made by AVAMERICAS ASSOCIATES, a N.Y. Limited Partnership, to 1140 ASSOCIATES, a
   N.Y. Limited Partnership, dated 9/15/82, and recorded 9/16/82 in Reel 638 Page 1777.

18.Assignment and Assumption of Ground Lease made by and between 1140
   ASSOCIATES, a N.Y. Limited Partnership, and
   INTER-OCEAN REALTY ASSOCIATES, a N.Y. Limited Partnership, dated 5/2/84, and recorded 5/11/84 in Reel 792 Page 203.

19.Assignment and Assumption of Ground Lease made by and between INTER-OCEAN
   REALTY ASSOCIATES and 1140 SIXTH ASSOCIATES L.P. dated as of 12/29/92 and recorded 1/7/93 in Reel 1934 Page 1141.

20.Assignment and Assumption of Ground Lease made by and between 1140 SIXTH
   AVENUE ASSOCIATES, L.P. and NEW GREEN 1140 REALTY LLC, dated 8/20/97 and recorded in the office of the City Register, New York County, New York.

                                  EXHIBIT C

                          (Description of Mortgage)

I. Parcel I

1. Mortgage made by 1466 Broadway
  to The Chase Manhattan Bank, dated February 29, 1980, recorded in the
   Office of the Register of the City of New York, County of New York, (the "CITY REGISTER'S OFFICE) on June 18, 1980 in Reel/Liber 527 of Mortgages, page 1796, and the note therein referred to, which said note and mortgage were given to secure the payment of the principal sum of $1,800,000 with interest thereon at the rate specified in said note;

  mortgage tax paid $27,000;

2. Mortgage made by 1466 Broadway to The Chase Manhattan Bank, dated February 29, 1980, recorded in the City Register's Office on June 18, 1980 in Reel/Liber 527 of Mortgages, Page 237, and the note therein referred to, which said note and mortgage were given to secure the payment of the principal sum of $1,800,000 with interest thereon at the rate specified in said note;

   mortgage tax paid $27,000;

 Which mortgage (1) and (2) were consolidated by consolidation agreement made by and between 1466 Broadway Associates and The Chase Manhattan Bank, dated
February 29, 1980, recorded in the City Register's Office on October 30, 1980 in Reel/Liber 542 of Mortgages, Page 216 to form a single lien of $3,600,000;

3. Mortgage made by 1466 Broadway to The Chase Manhattan Bank, dated February 29, 1980, recorded in the City Register's Office on June 18, 1980 in
  Reel/Liber 527 of Mortgages, Page 1918, and the note therein referred to, which said note and mortgage were given to secure the payment of the principal sum of $1,800,000 with interest thereon at the rate specified in said note;

  mortgage tax paid $27,000;

 Which mortgage together with Mortgages (1) and (2) were consolidated by consolidation agreement made by and between 1466 Broadway Associates and The Chase Manhattan Bank, dated February 29, 1980, recorded in the City Register's Office on December 19, 1980 in Reel/Liber 547 of Mortgages, Page 1952 to form a single lien of $5,400,000;

4. Mortgage made by 1466 Broadway
   Associates to The Chase Manhattan Bank, dated December 23, 1981, recorded in the City Register's Office on December 30, 1981 in Reel/Liber 597 of Mortgages, Page 1812, and the note therein referred to, which said note and mortgage were given to secure the payment of the principal sum of 6,600,000 with interest thereon at the rate specified in said note;

   mortgage tax paid $99,000;

 Which mortgage together with Mortgages (1), (2) and (3) were consolidated by a spreader and consolidation agreement made by and between The Chase Manhattan Bank and 1466 Broadway Associates, dated January 8, 1982, recorded in the City Register's Office on January 21, 1982 in Reel/Liber 601 of Mortgages, Page 1978 to form a single lien interest of $12,000,000 and spreads the lien of Mortgages (1), (2) and (3) to cover the fee interest;

 Which four (4) mortgages as consolidated were assigned by assignment of mortgage by The Chase Manhattan Bank to Barclays Bank International Limited,
dated January 20, 1982 in Reel/Liber 603 of Mortgages, Page 760 to assign the four (4) mortgages as consolidated;

 Which four (4) mortgages as consolidated were modified by mortgage and modification agreement made by and between Barclays Bank International Limited and 1466 Broadway Associates, dated January 26, 1982, recorded in the City Register's Office on January 26, 1982 in Reel/Liber 603 of Mortgages, Page 764 to modify the terms of the four (4) mortgages as consolidated;

 Which four (4) mortgages as consolidated were further assigned by assignment of mortgage by Barclays Bank International Limited and The Chase Manhattan Bank, N.A., dated August 15, 1983, recorded in the City Register's Office on October 5, 1983 in Reel/Liber 723 of Mortgages, Page 1203 to further assign the four (4) mortgages as consolidated;

5. Mortgage made by 1466 Broadway Associates to The Chase Manhattan Bank, dated August 29, 1983, recorded in the City Register's
    Office on October 5, 1983 in Reel/Liber 723 of Mortgages, Page
    1207 and the note therein referred to, which said note and mortgage were given to secure the payment of the principal sum of $6,375,000 with interest thereon at the rate specified in said note;

    mortgage tax paid $143,437.50

Which mortgage together with Mortgages (1), (2),(3), and (4) by consolidation agreement made by and between 1466 Broadway Associates and The Chase Manhattan Bank, dated August 29, 1983, recorded in the City Register's Office on October 5, 1983 in Reel/Liber 723 of Mortgages, Page 1214 were consolidated to form a single lien of 18,375,000;

6.  Mortgage made by 1466 Broadway Associates to Mony Pension
    Insurance Corporation, dated June 6, 1986, recorded in the City Register's Office on June 18, 1986 in Reel/Liber 1077 of Mortgages, Page 1781, and the note therein referred to, which said note and mortgage were given to secure the payment of the principal sum of $26,625,000 with interest thereon at the rate specified in said note, which mortgage by its terms consolidates Mortgages (1),
    (2), (3), (4), and (5) to form a single first mortgage lien in the principal sum of $45,000,000;

     mortgage tax paid $599,062.50;

    Which six (6) mortgages as consolidated were assigned by assignment of mortgage by Mony Pension Insurance Corporation to Mutual Life Insurance
  Company, dated August 30, 1987, recorded in the City Register's Office on February 15, 1989 in Reel/Liber 1844 of Mortgages, Page 1776 to assign the six (6) mortgages as consolidated;

 Which six (6) mortgages as consolidated were modified by mortgage modification agreement made by 1466 Broadway Associates and the Mutual Life Insurance Company of New York, dated January 23, 1992, recorded in the City Register's Office on January 30, 1992 in Reel/Liber 1844 of Mortgages, Page 1228 to modify the terms of the six mortgages as consolidated;

  Which six mortgages as consolidated were further assigned by assignment of mortgage/deed of trust and other loan documents made by The Mutual Life Insurance Company of New Yrok to Ausa Life Insurance Company, Inc., dated
 December 31, 1993, recorded in the City Register's Office on February 7, 1994 in Reel/Liber 2056 of Mortgages, Page 201;

 Which six mortgages as consolidated were further modified by second mortgage modification agreement made by and between 1466 Broadway Associates and Ausa
   Life Insurance Company Inc., dated August 5, 1996, recorded in the City Register's Office on August 20, 1996 in Reel/Liber 2371 of Mortgages, Page 1184;

  Which six mortgages as consolidated was further assigned by assignment of mortgage made by Ausa Life Insurance Company, Inc. to 633 LLC, dated October
    15, 1997, recorded in the City Register's Office on _____ __, 19__ in
                   Reel/Liber ____ of Mortgages, Page ___.

                                  Parcel II

Mortgage dated as of January 19, 1994, made by 110 to Home Savings of America
 FSB, in the original principal amount of $9,000,000.00 and recorded in the City Register on February 1, 1994 in Reel 2054, Page 176; which mortgage was corrected by a Correction Mortgage, dated as of January 19, 1994, made by 110 to Home, and recorded in the City Register on August 10, 1994 in Reel
   2127, Page 1764; which mortgage was modified by a Substituted Mortgage B Spreader and Note and Mortgage Modification Agreement, dated as of June 19, 1997 between 110 and Home in the original principal amount of $8,723,418.00, and recorded in the City Register on August 20, 1997, in Reel 2489, Page 46.

                                  Parcel III

1. Mortgage dated as of August 21, 1923, recorded on August 22, 1923 in Reel/Liber 3387, MP 126, in the original principal amount of $320,000.

    Mortgage tax paid $1,600.

2. Assignment of Mortgage, dated November 17, 1924, recorded on
    November 18, 1924 in Reel/Liber 3506, MP 404, in the original principal amount of $430,000.

    Mortgage tax paid $2,150.

 Which mortgage, together with Mortgage 1 were consolidated by consolidation and extension agreement, dated November 17, 1924, recorded on November 18, 1924 in Reel/Liber 3511, MP 224, to form a single lien of $750,000.

    Which two (2) mortgages as consolidated were assigned by assignment of mortgage on January 31, 1951, recorded on February 2, 1951, in Reel/Liber 5216, MP 171.

3. Mortgage dated as of June 14, 1957, recorded on June 23, 1957 in Reel/Liber 5483, MP 413, in the original principal amount of 183,224.83.

   Mortgage tax paid $916.00.

     Which mortgage, together with Mortgage 1 and 2 were consolidated by consolidation and extension agreement dated June 14, 1957, recorded June 24,
     1957 in Reel/Liber 5683, MP 587, to form a single lien of $650,000.

4. Mortgage dated as of June 28, 1963, recorded on June 31, 1963 in Reel/Liber 6173, MP 74, in the original principal amount of $145,682.21.

    Mortgage tax paid $.

   Which mortgage, together with Mortgage 1, 2, and 3 were consolidated by consolidation and extension agreement dated June 14, 1963, recorded on June
   14, 1963 in Reel/Liber 6178, MP 179, to form a single lien of $725,000.

   Which four (4) mortgages were assigned as consolidated by assignment of mortgage dated May 10, 1973, recorded on May 25, 1973 in Reel 279, Page 1499.

5. Mortgage dated May 24, 1973, recorded on May 25, 1973 in
   Reel/Liber 279, Page 1494, in the original principal amount of 402,988.29.

   Mortgage tax paid $5,037.50.

  Which mortgage, together with Mortgage 1, 2, 3, and 4 were consolidated by consolidation and extension agreement dated May 24, 1973, recorded on June 5, 1973 in Reel/Liber 280, Page 1123, to form a single lien of $1,000,000.

  Which five (5) mortgage's terms were extended by extension agreement dated
    May 24, 1983, recorded on December 14, 1983 in Reel 744, Page 1917.

    Which five (5) mortgages were assigned by assignment of mortgage dated December 19, 1994, recorded on January 14, 1985 in Reel 866, Page 299.

6.  Mortgage dated December 19, 1984, recorded on January 14, 1985 in
     Reel 866, Page 221, in the original principal amount of 8,692,898.86.

    Mortgage tax paid $195,590.25.

Which mortgage, together with Mortgage 1, 2, 3, 4, and 5 were consolidated by agreement of spreader consolidation and modification of mortgage, dated December 19, 1984, recorded on January 14, 1985 in Reel 866, Page 255 to form a single lien of 9,500,000.

Which six (6) mortgage's terms were modified by modification of consolidation agreement on August 24, 1995, recorded on September 8, 1985 in Reel 2241, Page 1813.

   Which six (6) mortgages were further modified by second modification of consolidation agreement on December 21, 1995, recorded on February 20, 1996 in Reel 866, Page 255.

 Which six (6) mortgages were severed by mortgage severance and modification agreement dated January 25, 1996, recorded on January 30, 1996 in Reel 2293,
             Page 1403, which mortgages were severed as follows:

(a)A mortgage in the amount of 2,660,000 as evidenced by Reel 2293, Page 1499 which is now satisfied; and
                  (b)A mortgage in the amount of 6, 840,000.

Which six (6) mortgages were assigned by assignment of mortgage dated January
 25, 1996, recorded February 20, 1996 as severed in the amount of 6,840,000.

    Which six (6) mortgages were modified and extended by modification and extension agreement dated January 30, 1996, recorded on February 20, 1996.

    Which six (6) were further assigned by The Bank of New York to Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers
 Holdings, Inc. dated August 11, 1997, recorded on December 30, 1997 in Reel
                               2526, Page 2027.

                                  Parcel IV

1.  (i) Mortgage Severance Agreement dated 1/1/93.

(ii)Substitute Note No. 1-A dated as of 1/1/93 made by 1414 Americas Company, Benjamin Duhl and William N. Segal to Principal Mutual Life Insurance Company
                    in the principal amount of $6,424,000.

    (iii)Substitute Note No. 1-B dated as of 1/1/93 made by 1414 Americas Company, Benjamin Duhl and William N. Segal to Principal Mutual Life
            Insurance Company in the principal amount of $876,000.

2.Assignment of Substitute Mortgage No. 1 in the amount of $7,300,000 dated
 6/19/96 by and between Principal Mutual Life Insurance Company and The Paul Revere Life Insurance Company recorded ___________, 1996 Reel 2339 Page 0368.

3.(i)Mortgage in the amount of $2,700,000 dated 6/19/96 between 1414
  Management Associates L.P. and The Paul Revere Life Insurance Company recorded on 6/28/96 in Reel 2339 Page 378.

  (ii)Mortgage Note in the amount of $2,700,000 dated 6/19/96 by 1414 Management Associates L.P. and The Paul Revere Life Insurance Company.

4.Mortgage Consolidation and Modification Agreement made by and between 1414
 Management Associates, L.P. and The Paul Revere Life Insurance Company dated
  6/19/96, and recorded on 6/28/96 in Reel 2339 Page 385 which consolidates above mortgages to form a single lien of $10,000,000.

5.Consolidation of Notes dated 6/19/96 by 1414 Management Associates L.P. and
  The Paul Revere Life Insurance Company, dated June 19, 1996, recorded June 28, 1996 in Reel 2339, Page 385. which consolidates above notes to form a single note evidencing a principal indebtedness in the amount of $10,000,000.

6.Mortgage Assignment dated 3/27/97 but effective 3/26/97 made by The Paul Revere Life Insurance Company to LSOF Partners XII, L.P, recorded on June 12,
                        1997 in Reel 2465, Pge 1645..

7. Mortgage Assignment made by LSOF Partners XII, L.P. to Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc., dated August 20, 1997, recorded December 23, 1997 on Reel 2525, Page
    799.

8. Modification and Spreader Agreement made by and between SL Green Operating Partnership, L.P. and Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a
                  Division of Lehman Brothers Holdings Inc.

                                   Parcel V

1 .Mortgage in the amount of 2,000,000, dated August 27, 1965, recorded on August 30, 1965 in Liber 6411, MP 446.

2 .Mortgage in the amount of 250,000, dated July 11, 1966, recorded on July 11, 1966 in Liber 84, Page 82.

3. Assignment of Mortgage, dated July 15, 1966, recorded on July 20, 1977, in Liber 84, RP 87.

4. Mortgage in the amount of $250,000, date July 23, 1970, in Reel 179, Page 451.

5. Mortgage in the amount of $1,100,000, dated August 27, 1965, recorded on August 30, 1965, in Liber 6411, Page 451.

6. Assignment of Mortgage, dated June 8, 1971, recorded on June 10, 1971, in Reel 206, Page 1939.

7. Mortgage, in the amount of $537,252.68, dated July 21, 1971, recorded on July 22, 1971, in Reel 211, Page 1505.

8. Mortgage in the amount $9,275,721.21, dated December 30,
   1983, recorded on January 10, 1984, in Reel 753, Page 1326.

9. Assignment of Mortgage, dated May 2, 1984, recorded on May 11,
   1984 in Reel 792, Page 212.

10. Mortgage in the amount of $10,029,768.62, dated May 2, 1984, recorded on May 11, 1984, Reel 792, Page 239.

11. Mortgage in the amount of $5,500,000, dated June 27, 1985, recorded on July 5, 1985 in Reel 932, Page 1879.

12. Assignment of Mortgage, dated September 14, 1988, recorded on September 27, 1988, in Reel 1470, Page 1697.

13. Mortgage in the amount of $3,500,000 dated September 19, 1988, recorded on September 27, 1988 in Reel 1470, Page 1711, wich mortgage, together with the above mortgages were consolidated to form a single lien in the principal amount of 31,000,000.

Which mortgages, as consolidated, were reduced to the amount of $9,500,000 in a certificate of reduction dated December 29, 1992, recorded on January 7, 1993 in Reel 1934, Page 1149.

  Which mortgages, as consolidated, were assigned on December 29, 1992, and recorded on January 7, 1993 in Reel 1934, Page 1156.

     Which mortgages were further consolidated by a restated consolidated leasehold mortgage to form single lien of $9,500,000 on December 30, 1992, recorded on January 7, 1993 in Reel 1934, Page 1168.

Which mortgages, as consolidated, were assigned by assignment of mortgage on July 1, 1997, and recorded on July 28, 1997 in Reel 2480, Page 142.

 Which mortgages, as consolidated, were assigned by assignment of mortgage on August 13, 1997, recorded on December 23, 1997 in Reel 2525, Page 824.


                              TABLE OF CONTENTS
                                     Page

ARTICLE 1 - GRANTS OF SECURITY........................3
     Section 1.1.PROPERTY MORTGAGED...................3
     Section 1.2.ASSIGNMENT OF RENTS..................6
     Section 1.3.SECURITY AGREEMENT...................7
     Section 1.4.PLEDGE OF MONIES HELD................7

ARTICLE 2 - DEBT AND OBLIGATIONS SECURED..............7
     Section 2.1.DEBT.................................7
     Section 2.2.THER OBLIGATIONS....................8
     Section 2.3.DEBT AND OTHER OBLIGATIONS...........8
     Section 2.4.PAYMENTS.............................8

ARTICLE 3 - BORROWER COVENANTS........................9
     Section 3.1.PAYMENT OF DEBT......................9
     Section 3.2.INCORPORATION BY REFERENCE...........9
     Section 3.3.INSURANCE............................9
     Section 3.4.PAYMENT OF TAXES, ETC...............14
     Section 3.5.ESCROW FUND.........................14
     Section 3.6.CONDEMNATION........................15
     Section 3.7.LEASES AND RENTS....................16
     Section 3.8.MAINTENANCE OF PROPERTY.............17
     Section 3.9.WASTE...............................18
     Section 3.10.COMPLIANCE WITH LAWS...............18
     Section 3.11.INTENTIONALLY OMITTED..............18
     Section 3.12.PAYMENT FOR LABOR AND MATERIALS....19
     Section 3.13.INTENTIONALLY OMITTED..............19
     Section 3.14.PERFORMANCE OF OTHER AGREEMENTS....19
     Section 3.15.BUSINESS WITH AFFILIATES...........19
     Section 3.16.CURRENT BUSINESS...................19
     Section 3.17.CHANGE OF NAME, IDENTITY OR STRUCTURE...19
     Section 3.18EXISTENCE................................19

ARTICLE 4 - SPECIAL COVENANTS........................20
     Section 4.1.PROPERTY USE........................20
     Section 4.2.INTENTIONALLY OMITTED...............20
     Section 4.3.RESTORATION.........................20
     Section 4.4.LOCK-BOX ACCOUNT....................24

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES...........24
     Section 5.1.WARRANTY OF TITLE...................24
     Section 5.2.AUTHORITY...........................24
     Section 5.3.LEGAL STATUS AND AUTHORITY..........25
     Section 5.4.VALIDITY OF DOCUMENTS...............25
     Section 5.5.LITIGATION..........................25
     Section 5.6.STATUS OF PROPERTY..................26
     Section 5.7.NO FOREIGN PERSON...................27
     Section 5.8.SEPARATE TAX LOT....................27
     Section 5.9.INTENTIONALLY OMITTED...............27
     Section 5.10.LEASES.............................27
     Section 5.11.FINANCIAL CONDITION................28
     Section 5.12.BUSINESS PURPOSES..................28
     Section 5.13.TAXES..............................28
     Section 5.14.MAILING ADDRESS....................28
     Section 5.15.NO CHANGE IN FACTS OR CIRCUMSTANCES....28
     Section 5.16.DISCLOSURE.............................28
     Section 5.17.ILLEGAL ACTIVITY.......................28
     Section 5.18.CONTRACTS..............................28
     Section 5.19.SURVIVAL...............................29

ARTICLE 6 - OBLIGATIONS AND RELIANCES....................29
     Section 6.2.NO RELIANCE ON LENDER...................29
     Section 6.3.NO LENDER OBLIGATIONS...................29
     Section 6.4.RELIANCE................................29

ARTICLE 7 - FURTHER ASSURANCES...........................30
     Section 7.1.RECORDING OF SECURITY INSTRUMENT, ETC...30
     Section 7.2.FURTHER ACTS, ETC.......................30
     Section 7.3.CHANGES IN TAX, DEBT, CREDIT AND
                 DOCUMENTARY STAMP LAWS..................31
     Section 7.4.ESTOPPEL CERTIFICATES...................31
     Section 7.5.FLOOD INSURANCE.........................31
     Section 7.6.SPLITTING OF SECURITY INSTRUMENT........31
     Section 7.7.REPLACEMENT DOCUMENTS...................32

ARTICLE 8 - DUE ON SALE/ENCUMBRANCE......................32
     Section 8.1.LENDER RELIANCE.........................32
     Section 8.2.NO SALE/ENCUMBRANCE.....................32
     Section 8.3.SALE/ENCUMBRANCE DEFINED................32
     Section 8.4.LENDER'S RIGHTS.........................33

ARTICLE 9 - PREPAYMENT...................................33
     Section 9.1.PREPAYMENT..............................33

ARTICLE 10 - DEFAULT.....................................33
     Section 10.1.EVENTS OF DEFAULT......................33
     Section 10.2.DEFAULT INTEREST.......................36

ARTICLE 11 - RIGHTS AND REMEDIES..........................37
     Section 11.1.REMEDIES................................37
     Section 11.2.APPLICATION OF PROCEEDS.................40
     Section 11.3.RIGHT TO CURE DEFAULTS..................40
     Section 11.4.ACTIONS AND PROCEEDINGS.................40
     Section 11.5.RECOVERY OF SUMS REQUIRED TO BE PAID....40
     Section 11.6.EXAMINATION OF BOOKS AND RECORDS........40
     Section 11.7.OTHER RIGHTS, ETC.......................41
     Section 11.8.RIGHT TO RELEASE ANY PORTION OF THE PROPERTY..41
     Section 11.9.VIOLATION OF LAWS.......................42
     Section 11.10.RECOURSE AND CHOICE OF REMEDIES........42
     Section 11.11.RIGHT OF ENTRY.........................42

ARTICLE 12 - INTENTIONALLY OMITTED........................42

ARTICLE 13 - INDEMNIFICATION..............................42
     Section 13.1.GENERAL INDEMNIFICATION..................42
     Section 13.2.MORTGAGE AND/OR INTANGIBLE TAX...........44
     Section 13.3.INTENTIONALLY OMITTED....................44
     Section 13.4.INTENTIONALLY OMITTED....................44
     Section 13.5.DUTY TO DEFEND; ATTORNEYS'
                  FEES AND OTHER FEES AND EXPENSES.........44

ARTICLE 14 - WAIVERS.......................................44
     Section 14.1.WAIVER OF COUNTERCLAIM....................44
     Section 14.2.MARSHALLING AND OTHER MATTERS.............44
     Section 14.3.WAIVER OF NOTICE..........................44
     Section 14.4.INTENTIONALLY OMITTED.....................45
     Section 14.5.SOLE DISCRETION OF LENDER.................45
     Section 14.6.INTENTIONALLY OMITTED.....................45
     SECTION 14.7.WAIVER OF TRIAL BY JURY.................45

ARTICLE 15 - RECOURSE.......................45
     Section 15.1.RECOURSE..................45

ARTICLE 16 - NOTICES.........................45
     Section 16.1.NOTICES....................45

ARTICLE 17 - SERVICE OF PROCESS..............47
     Section 17.1.CONSENT TO SERVICE.........47
     Section 17.2.SUBMISSION TO JURISDICTION..47
     Section 17.3.JURISDICTION NOT EXCLUSIVE..47

ARTICLE 18 - APPLICABLE LAW...................47
     Section 18.1.CHOICE OF LAW................47
     Section 18.2.USURY LAWS...................47
     Section 18.3.PROVISIONS SUBJECT TO APPLICABLE LAW....48

ARTICLE 19 - SECONDARY MARKET.................48
     Section 19.1TRANSFER OF LOAN.............48

ARTICLE 20 - COSTS............................48
     Section 20.1PERFORMANCE AT BORROWER'S EXPENSE.........48
     Section 20.2ATTORNEY'S FEES FOR ENFORCEMENT...........49

ARTICLE 21 - DEFINITIONS...................................49
     Section 21.1.GENERAL DEFINITIONS......................49

ARTICLE 22 - MISCELLANEOUS PROVISIONS......................49
     Section 22.1.NO ORAL CHANGE...........................49
     Section 22.2.LIABILITY................................49
     Section 22.3.INAPPLICABLE PROVISIONS..................50
     Section 22.4.HEADINGS, ETC............................50
     Section 22.5.DUPLICATE ORIGINALS; COUNTERPARTS........50
     Section 22.6.NUMBER AND GENDER........................50
     Section 22.7.SUBROGATION..............................50
     Section 22.8.NO JOINT VENTURE.........................50
     Section 22.9.NO BENEFIT TO THIRD PARTIES..............50
     Section 22.10.ENTIRE AGREEMENT........................51

ARTICLE 23 - INTENTIONALLY DELETED.........................51

ARTICLE 24 - STATE SPECIFIC PROVISIONS.....................51
     Section 24.1.TRUST FUND................................51
     Section 24.2.COMMERCIAL PROPERTY.......................51
     Section 24.3.INSURANCE.................................52
     Section 24.4.LEASES....................................52
     Section 24.5.STATUTORY CONSTRUCTION....................52
     Section 24.6.MAXIMUM PRINCIPAL AMOUNT SECURED..........52
     Section 24.7.THE GROUND LEASE..........................52
     Section 24.8.SUBLEASES.................................53
     Section 24.9.NO MERGER OF FEE AND LEASEHOLD ESTATES;
                  RELEASES..................................53
     Section 24.10.BORROWER'S ACQUISITION OF FEE ESTATE.....53

                                 DEFINITIONS
                                   --------

   The terms set forth below are defined in the following Sections of this Security Instrument:

   (A)  Additional Security Instruments:  Article 23, Section 23.1;
        -------------------------------

   (B)  Applicable Laws:  Article 3, Subsection 3.10(a);
        ---------------

   (C)  Attorneys' Fees/Counsel Fees:  Article 21, Section 21.1;
        ----------------------------

   (D)  Bankruptcy Code: Article 1, Subsection 1.1(b);
        ---------------

   (E)  Borrower:  Preamble and Article 21, Section 21.1;
        --------

   (F) Business Day:  Article 16, Section 16.1;
       ------------

   (G)  Restoration Consultant:  Article 4, Subsection 4.3(b)(iii);
        ----------------------

   (H)  Retainage:  Article 4, Subsection 4.3(b)(iv);
        ---------

   (I)  Debt:  Article 2, Section 2.1;
        ----

   (J)  Default Rate:  Article 10, Section 10.1(t);
        ------------

   (K)  Environmental Indemnity:  Article 10, Subsection 10.1(k);
        -----------------------

   (L)  Escrow Fund:  Article 3, Section 3.5;
        -----------

   (M)  Event:  Article 20, Section 20.1;
        -----

   (N)  Event of Default:  Article 10, Section 10.1;
        ----------------

   (O)  Existing Mortgages:  Recitals;
        ------------------

   (P)  Existing Notes:  Recitals;
        ---------------

   (Q)  GAAP:  Article 3, Subsection 3.11(a);
        ----

   (R)  Improvements:  Article 1, Subsection 1.1(c);
        ------------

   (S)  Indemnified Parties:  Article 13, Section 13.1;
        -------------------

   (T)  Indemnitor:  Article 10, Subsection 10.1(q);
        ----------

   (U)  Insurance Premiums:  Article 3, Subsection 3.3(b);
        ------------------

   (V)   Land:  Article 1, Subsection 1.1(a);
         ----

   (W)   Lease Guaranty:  Article 3, Subsection 3.7(a);
         --------------

   (X)   Leased Land: Article 1, Subsection 1.1(b);
         -----------

    (Y)  Leases:  Article 1, Subsection 1.1(f);
         -------

    (Z)  Lender:  Preamble and Article 21, Section 21.1;
         ------

    (AA) Lockbox Account:  Article 4, Section 4.4;
         ---------------

    (BB) Losses:  Article 13, Section 13.1;
         -------

    (CC) Net Proceeds:  Article 4, Subsection 4.3(b);
         ------------

    (DD) Net Proceeds Deficiency:  Article 4, Subsection 4.3(b)(vi);
         -----------------------

    (EE) Note:  Recital C and Article 21, Section 21.1;
         ----

    (FF) Obligations:  Article 2, Section 2.3;
         -----------

    (GG) Other Charges:  Article 3, Subsection 3.4(a);
         -------------

    (HH) Other Obligations:  Article 2, Section 2.2;
         -----------------

    (II) Other Security Documents:  Article 3, Section 3.2;
         ------------------

    (JJ) Owner:  Article 1, Subsection 1.1(b);
         -----

    (KK) Partnership:   Preamble;
         -----------

    (LL) Permitted Exceptions:  Article 5, Section 5.1;
         --------------------

    (MM) Person:  Article 21, Section 21.1;
         ------

    (NN) Personal Property:  Article 1, Subsection 1.1(e);
         -----------------

    (OO) Policies/Policy:  Article 3, Subsection 3.3(b);
         ---------------

    (PP) Property: Article 1, Section 1.1 and Article 21, Section 21.1;
         --------

    (QQ) REIT:   Article 5, Section 5.5;
         ----

    (RR) Rents:  Article 1, Subsection 1.1(f);
         -----

    (SS) Restoration:  Article 3, Subsection 3.3(h);
         -----------

    (TT) Security Deposits:  Article 3, Subsection 3.7(c);
         -----------------

    (UU) Security Instrument: Recital B;
         -------------------

    (VV) Taxes:  Article 3, Subsection 3.4(a);
         -----

    (WW) Uniform Commercial Code:  Article 1, Subsection 1.1(e)
         -----------------------